UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.              )

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MERGE HEALTHCARE INCORPORATED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MERGE HEALTHCARE INCORPORATED
200 East Randolph Street
Chicago, Illinois  60601

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	10:00 a.m., Central Daylight Saving Time on Thursday, June 2, 2011.

PLACE	Merge Healthcare Incorporated 200 East Randolph Street Chicago, Illinois 60601

REGISTRATION FOR MEETING	Please note that stockholders who wish to attend the annual meeting must register no later than May 27, 2011 on our website at www.merge.com/annualmeeting/.

ITEMS OF BUSINESS	•	To elect seven (7) members of the Board of Directors, each for a term of one (1) year or until their successors are duly elected and qualified.

	•	To consider and vote upon an amendment to the Merge Healthcare Incorporated 2005 Equity Incentive Plan to increase the number of shares of Common Stock issuable under the plan by 3 million shares.

	•	To ratify the appointment of BDO USA, LLP, as our independent registered public accounting firm for the 2011 fiscal year.

	•	To conduct an advisory vote on the compensation of our Named Executive Officers.

	•	To conduct an advisory vote on the frequency of advisory votes on the compensation of our Named Executive Officers.

	•	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

RECORD DATE	You can vote if you are a stockholder of record on April 12, 2011.

MATERIALS TO REVIEW	•	Notice of Annual Meeting of Stockholders and Proxy Statement
	•	2010 Annual Report on Form 10–K

The Company is again pleased to take advantage of the United States Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders via the Internet.  These rules allow the Company to provide you with the information you need while lowering the costs and environmental impact associated with printing and mailing proxy materials for the Annual Meeting.

April 22, 2011	Ann G. Mayberry–French
General Counsel and Corporate Secretary

IMPORTANT NOTICE R EGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE 2011 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
THURSDAY, JUNE 2, 2011.

This Notice of Annual Meeting and Proxy Statement and the 2010 Annual Report on
Form 10–K are available on our web site at
www.merge.com/annualmeeting/.

Certain Corporate and Stockholder Information are available on our website at
www.merge.com/about/governance.aspx.com.

You may obtain directions to the Annual Meeting by written or telephonic request directed to our General Counsel and Corporate Secretary, Merge Healthcare Incorporated, 900 Walnut Ridge Drive, Hartland, Wisconsin 53029 or by telephone at (262) 367–0700.

Your vote is very important to us.  Whether or not you plan to attend the meeting in person, please cast your vote, as instructed in the Notice Regarding Availability of Proxy Materials or proxy card, over the Internet or by telephone, as promptly as possible.  If you received a Notice Regarding Availability of Proxy Materials in the mail or by electronic mail, you may also request a paper proxy card to submit your vote by mail if you prefer.

Merge Healthcare Incorporated
200 East Randolph Street
Chicago, Illinois 60601

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why did I receive these proxy materials?

We are providing these proxy materials in connection with the solicitation by the members of the Board of Directors (individually, a “Director” and, collectively, the “Board” or “Directors”) of Merge Healthcare Incorporated, a Delaware corporation (“Merge Healthcare,” the “Company,” “we,” “us” or “our”), of proxies to be voted at our 2011 Annual Meeting of Stockholders and at any adjournment or postponement thereof.

You are invited to attend the Annual Meeting of Stockholders.  It takes place on Thursday, June 2, 2011, beginning at 10:00 a.m., Central Daylight Saving Time, at 200 East Randolph Street, Chicago, Illinois 60601.  In order to attend the Annual Meeting in person you will need to register in advance.  For further information please see “How do I register to attend the Annual Meeting in person?” below.

How do I vote shares registered in my name?

Under rules adopted by the United States Securities and Exchange Commission (the “Commission”), we are primarily furnishing proxy materials to our stockholders on the Internet, rather than mailing paper copies of the materials (including our 2010 Annual Report on Form 10–K) to each stockholder.  If you received a Notice Regarding Availability of Proxy Materials (“Notice”) by mail or electronic mail, you will not receive a paper copy of these proxy materials unless you request one.  Instead, the Notice will instruct you as to how you may access and review the proxy materials over the Internet.  The Notice will also instruct you as to how you may access your proxy card to vote over the Internet.  If you received a Notice by mail or electronic mail and would like to receive a paper copy of our proxy materials, free of charge, please follow the instructions included in the Notice.

We anticipate that the Notice will be mailed to our stockholders on or about April 22, 2011, and will be sent by electronic mail to our stockholders who have opted for such means of delivery on or about April 22, 2011.  The Internet and telephone voting facilities for stockholders of record will close at 11:59 p.m. Central Daylight Saving Time, on June 1, 2011.

Who is entitled to vote at the Annual Meeting?

Holders of Merge Healthcare Common Stock at the close of business on April 12, 2011 are entitled to receive notice of and to vote their shares at the Annual Meeting.  As of that date, there were 84,272,059 shares of Common Stock outstanding.  Each share of Common Stock is entitled to one vote on each matter properly brought before the Annual Meeting.

How do I register to attend the Annual Meeting in person?

Please note that stockholders who wish to attend the Annual Meeting must register no later than May 27, 2011 on our website at www.merge.com/annualmeeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with Merge Healthcare’s transfer agent, American Stock Transfer & Trust Company, you are the “stockholder of record” of those shares.  This Notice of Annual Meeting and Proxy Statement and the Company’s 2010 Annual Report on Form 10–K have been made available to you by Merge Healthcare.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of those shares.  In that case, if you have previously elected to receive a paper copy of your proxy materials, this Proxy Statement and a proxy card have been sent to the broker.  You may have received this Proxy Statement directly from your broker, together with instructions as to how to direct the broker to vote your shares.  As a beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote your shares by using the voting instruction card or by following their instructions for voting by mail or on the Internet.

What can I do if I change my mind after I vote my shares?

If you are a stockholder of record, you can revoke your proxy before it is voted by (i) sending written notice of revocation to the Secretary of the Company bearing a date later than the date of the proxy; or (ii) properly executing and dating a subsequent proxy relating to the shares of Common Stock that you want voted at the Annual Meeting; or (iii) voting by ballot at the Annual Meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by following the instructions of your bank, broker or other holder of record.

All votes that have been properly cast and not revoked will be voted at the Annual Meeting.

If my shares are held in street name by my broker, will my broker vote my shares for me?

For beneficial stockholders, your broker will vote your shares only if the proposal is a matter on which your broker has discretion to vote or if you provide instructions on how to vote by following the instructions provided to you by your broker.  Under applicable rules, brokers have the discretion to vote on routine matters, such as the ratification of the selection of accounting firms.  Since 2010, brokers no longer have the discretion to vote on proposals for the election of directors.  For any matters that come before the Annual Meeting for which your broker is not permitted to exercise voting discretion, if you do not give your broker specific instructions, your shares will be considered “broker non–votes,” will not be voted on those matters and will not be considered as present and entitled to vote with respect to those matters.  However, shares represented by such “broker non–votes” will be counted in determining whether there is a quorum present.

What shares are included on the proxy card?

If you are a stockholder of record you will receive only one proxy card for all the shares you hold in certificate and in book entry form.  If you are a beneficial owner, you will receive voting instructions, and information regarding consolidation of your vote, from your bank, broker or other holder of record.

How many shares of Merge Common Stock must be present or represented at the Annual Meeting to constitute a quorum?

Under our Bylaws as adopted on October 14, 2008 (which we refer to as our “Bylaws”), the presence of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, in person or represented by proxy, is necessary to constitute a quorum.  Both abstentions and broker non–votes are counted in the number of shares present in person or represented by proxy for purposes of determining whether a quorum is present.

What are the voting requirements to elect the Directors and to approve each of the proposals discussed in this Proxy Statement?

•	Election of Directors

Under our Bylaws, directors must be elected by a plurality of votes cast.  This means that the individuals with the largest number of votes are elected as directors up to the maximum number of directors to be chosen at the Annual Meeting.  Abstentions and broker non–votes are not counted as votes “for” or “against” this proposal.  The election of directors is considered a non–routine proposal under the rules applicable to banks and brokers.  As a result, if you hold your shares in “street name,” absent specific voting instructions, your bank, broker or other holder of record will not be permitted to exercise voting discretion, and your shares will not be considered present and entitled to vote, with respect to the election of directors at the Annual Meeting.

•	Amendment of the 2005 Equity Incentive Plan

The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote is required to approve the amendment of the 2005 Equity Incentive Plan.  Abstentions will have the effect of a vote against this proposal.  Broker non–votes will have no effect on the outcome of this proposal.

•	Ratification of BDO USA, LLP

The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote is required to approve the ratification of BDO USA, LLP as our independent registered public accounting firm.  Abstentions will have the effect of a vote against this proposal.  Because this proposal is considered a routine proposal under the rules of the New York Stock Exchange, brokers or other entities holding shares for an owner in street name are able to vote on this proposal, even if no voting instructions are provided by the beneficial owner.  As a result, there should not be any broker non–votes with respect to this proposal.

•	Advisory Votes for compensation of our Named Executive Officers (“Say–on–Pay”) and frequency of advisory votes on the compensation of our Named Executive Officers (“Say–on–Frequency”)

The affirmative vote of a majority of shares of Common Stock present in person or represented by proxy and entitled to vote is required to approve, on an advisory basis, the Say–on–Pay proposal, although such vote will not be binding on the Company.  The Say–on–Frequency proposal will be decided by a plurality of the votes validly cast, although such vote will not be binding on the Company.  The advisory votes on Say–on–Pay and Say–on–Frequency are considered non–routine proposals under the rules applicable to banks and brokers.  As a result, if you hold your shares in “street name,” absent specific voting instructions, your bank, broker or other holder of record will not be permitted to exercise voting discretion, and your shares will not be considered present and entitled to vote, with respect to the advisory votes on Say–on–Pay and Say–on–Frequency at the Annual Meeting.

Could other matters be decided at the Annual Meeting?

At the date this Proxy Statement went to press, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement.  If any other matters properly come before the meeting, it is the intention of the proxies named in the proxy to vote the shares represented thereby with respect to such matters in accordance with their best judgment.

Can I access the Notice of Annual Meeting and Proxy Statement and the 2010 Annual Report on Form 10–K on the Internet?

This Notice of Annual Meeting and Proxy Statement and the 2010 Annual Report on Form 10–K are available on our website at http://www.merge.com/annualmeeting/.  Instead of receiving future copies of our proxy statement and accompanying materials by mail, most stockholders can elect to receive an e-mail that will provide electronic links to them.  Opting to receive your proxy materials online will save us the cost of producing and mailing documents to your home or business.

Who will pay for the cost of this proxy solicitation?

To facilitate the collection of proxies, we may appoint a proxy solicitor at the standard industry rates.  We will pay the cost of soliciting proxies, including the charges of brokers, banks and other holders of record for forwarding documents to you.

Whom should I call with other questions?

If you have additional questions about this Proxy Statement or the meeting or would like additional copies of this document or our 2010 Annual Report on Form 10–K, please contact:  Merge Healthcare Incorporated, 900 Walnut Ridge Drive, Hartland, Wisconsin  53029, Attention:  General Counsel and Corporate Secretary, Telephone (262) 367–0700.

How can I communicate with the Company’s Board of Directors?

Stockholders who wish to communicate with our Board may send correspondence to our General Counsel and Corporate Secretary, Merge Healthcare Incorporated, 900 Walnut Ridge Drive, Hartland, Wisconsin  53029.  Our General Counsel and Corporate Secretary will submit your correspondence to our Board or the appropriate Board committee (“Committee”), as applicable.

The Board has instructed the General Counsel and Corporate Secretary to review all communications so received, and to exercise her discretion not to forward to the Board correspondence that is inappropriate such as business solicitations, frivolous communications and advertising, routine business matters (i.e. business inquiries, complaints, or suggestions) and personal grievances.  However, any Director may at any time request the General Counsel and Corporate Secretary to forward any and all communications received by the General Counsel and Corporate Secretary but not forwarded to the Directors.

How do I submit a stockholder proposal for the 2012 annual meeting?

If a stockholder wishes to have a proposal considered for inclusion in next year’s proxy statement, he or she must submit the proposal in writing so that we receive it by December 24, 2011.  Proposals should be addressed to our General Counsel and Corporate Secretary, Merge Healthcare Incorporated, 900 Walnut Ridge Drive, Hartland, Wisconsin  53029.  In addition, our Bylaws provide that any stockholder wishing to nominate directors or propose any other business at the 2012 annual meeting must give us written notice by no earlier than March 4, 2012 and no later than April 3, 2012.  This notice must be sent to Merge Healthcare Incorporated, 900 Walnut Ridge Drive, Hartland, Wisconsin  53029; Attention:  General Counsel and Corporate Secretary.  That notice must provide certain other information as described in our Bylaws.  Copies of our Bylaws are available online at www.merge.com/about/governance.aspx or see “Availability of Documents” below.

What is “householding”?

We have adopted “householding,” a procedure under which stockholders of record who have the same address and last name and do not receive proxy materials electronically will receive only one set of our proxy materials unless one or more of these stockholders notifies us that they wish to continue receiving individual copies.  This procedure saves printing and postage costs by reducing duplicative mailings.  Stockholders who participate in householding will continue to receive separate proxy cards.  Beneficial stockholders can request information about householding from their banks, brokers, or other holders of record.  If you participate in householding and wish to receive separate proxy materials, or if you wish to receive separate proxy materials in the future, please call us at (262) 367–0700 or write to:  Merge Healthcare Incorporated, 900 Walnut Ridge Drive, Hartland, Wisconsin 53029, Attention: General Counsel and Corporate Secretary.  We will deliver the requested documents to you promptly upon your request.

STOCKHOLDER PROPOSAL ONE – ELECTION OF DIRECTORS

Board Size.  It is the policy of the Company that the number of Directors not exceed a number that can function efficiently as a body.  The Nominating and Governance Committee considers candidates to fill new positions created by expansion and vacancies that occur by resignation, by retirement or for any other reason.  Our Bylaws provide that the number of Directors shall consist of no less than three (3) and no more than eleven (11) Directors.  The specific number of Directors shall be fixed from time to time by our Board.  Currently, the Board is comprised of seven (7) Directors.

All seven (7) current members of our Board are standing for reelection to hold office until the next Annual Meeting of Stockholders or as provided in our Bylaws.  The individuals named as proxy voters in the accompanying proxy, or their substitutes, will vote for the following nominees with respect to all proxies we receive unless instructions to the contrary are provided.  If any nominee becomes unavailable for any reason, the votes will be cast for a substitute nominee designated by our Board.  Our Directors have no reason to believe that any of the nominees named below will be unable to serve if elected.  A plurality of votes cast is required for the election of Directors.

A plurality of the votes cast means that the individuals with the largest number of votes are elected as Directors up to the maximum number of Directors to be chosen at the Annual Meeting.

DIRECTOR BIOGRAPHIES

The following table lists the names of the seven (7) current Directors, their respective ages and positions with us, followed by a brief biography of each individual, including their business experience during the past five (5) years.

Name	Age	Position
Dennis Brown	63	Director
Justin C. Dearborn	41	Director and President
Michael W. Ferro, Jr.	44	Chairman of the Board
Gregg G. Hartemayer	58	Director
Richard A. Reck	61	Director
Neele E. Stearns, Jr.	75	Director
Jeffery A. Surges	43	Director and Chief Executive Officer

Dennis Brown presently serves as senior executive vice president and chief financial officer for Karl’s Event Services Inc. and previously served as vice president of finance, chief financial officer and treasurer of Apogent Technologies Inc. (which we refer to as “Apogent”), a New York Stock Exchange company from January 2003 to December 2004.  Fisher Scientific International Inc. acquired Apogent in August 2004, and after completion of a transition period, Mr. Brown retired from Apogent in December 2004.  From December 2000 through January 2003, Mr. Brown served as a financial consultant to Apogent.  Mr. Brown also served as vice president of finance, chief financial officer and treasurer of Apogent’s predecessor, Sybron International Corporation (which we refer to as “Sybron”), a publicly traded company formerly headquartered in Milwaukee, Wisconsin, from January 1993 through December 2000, at which time Sybron’s Life Sciences Group was relocated to

Portsmouth, New Hampshire, and Sybron was renamed Apogent.  Mr. Brown is a Fellow of the Chartered Institute of Management Accountants (England).  Mr. Brown has served on our Board since May 2003 and previously served on our Board from the date of our initial public offering in February 1998 until May 2000.  The Board has concluded that Mr. Brown should be a Director of Merge Healthcare because of his extensive industry experience, including being vice president of finance, chief financial officer and treasurer of Apogent.

Justin C. Dearborn served as managing director and general counsel of Merrick Ventures, LLC (with its operating entities and affiliates, are referred to collectively as “Merrick Ventures”) from January 2007 until his appointment as Chief Executive Officer of Merge Healthcare on June 4, 2008.  On November 5, 2010, Mr. Dearborn transitioned from our Chief Executive Officer to President and remains a Director of the Company.  Prior to joining Merrick Ventures, Mr. Dearborn worked over nine years for Click Commerce, Inc. (which we refer to as “Click Commerce”), a publicly traded software and services company.  From May 2003 until May 2005, Mr. Dearborn served as vice president of corporate legal affairs and human resources at Click Commerce.  Mr. Dearborn was appointed corporate secretary of Click Commerce on May 2, 2003.  Prior to Click Commerce, Mr. Dearborn worked at Motorola, Inc. (“Motorola”) where he specialized in intellectual property transactions and also held management positions in Motorola’s semiconductor and government groups.  Mr. Dearborn holds a B.A. from Illinois State University and a J.D. from DePaul University.  He has practiced law in the State of Illinois, but no longer holds a license to practice law.  Mr. Dearborn has served on our Board since his appointment as Chief Executive Officer of Merge Healthcare on June 4, 2008.  The Board has concluded that Mr. Dearborn should be a Director of Merge Healthcare because of his diverse experience in operational, financial and legal roles.

Michael W. Ferro, Jr. has served as a Director and Chairman of our Board since June 4, 2008.  Since May 2007, Mr. Ferro has served as chairman and chief executive officer of Merrick Ventures, a private investment firm.  From June 1996 until October 2006, Mr. Ferro served as chief executive officer and chairman of the board of Click Commerce.  Mr. Ferro is currently a member of the board of trustees of the Chicago Museum of Science and Industry, the Field Museum, the Joffrey Ballet, Northwestern University and the Lyric Opera of Chicago.  He also serves on the boards of directors of the Chicago Community Trust, Children’s Memorial Hospital, Northwestern Memorial Foundation, Big Shoulders Foundation, and AfterSchool Matters.  Mr. Ferro holds a B.A. from the University of Illinois.  The Board has concluded that Mr. Ferro should be a Director of Merge Healthcare because of his extensive experience in investing in and advising public and private companies.  Additionally, his and Merrick Ventures’ significant stock ownership in Merge Healthcare aligns his interests with those of other stockholders.

Gregg G. Hartemayer has served as a Director of our Board since June 4, 2008 and is a member of our Audit Committee, Nominating and Governance Committee and our Compensation Committee.  Mr. Hartemayer has served in various capacities at Arthur Anderson LLP, and its then affiliate, Accenture, for 28 years.  Mr. Hartemayer retired from Accenture in February 2004 where he was chief executive for global technology, outsourcing and global delivery. Prior to that role he was chief executive of the products market unit with P&L responsibility for over 25% of Accenture’s global business.  Mr. Hartemayer holds an M.B.A. and a B.A. in Mathematics from the University of Michigan.  The Board has concluded that Mr. Hartemayer should be a Director of Merge Healthcare because of his demonstrated experience running very large, complex, global businesses with direct P&L responsibility.

Richard A. Reck is the president of Business Strategy Advisors LLC, a business strategy consulting firm, and has served in such capacity since August 2002.  Mr. Reck joined the certified public accounting firm of KPMG LLP in June 1973 and remained employed there until his retirement as a partner in July 2002.  He currently serves on the boards of Interactive Intelligence, Inc., a publicly held software company, and Advanced Life Sciences Holdings Inc., a publicly held biopharmaceutical company, as well as the boards of several private and not–for–profit entities.  Mr. Reck is a certified public accountant and holds a B.A. in Mathematics from DePauw University and an M.B.A. in Accounting from the University of Michigan.  Mr. Reck has served as a Director of our Board since April 2003.  The Board has concluded that Mr. Reck should be a Director of Merge Healthcare because of his financial and executive experience with the above entities and other experience as a member of the board of directors of other public and private entities.

Neele E. Stearns, Jr. has served as a Director of our Board since June 4, 2008 and is Chair of our Audit Committee.  Since February 2001, Mr. Stearns has served as chairman of Financial Investments Corporation, a private equity investment firm.  From July 2004 to April 2007, he also served as the chief executive officer of Boulevard Healthcare, LLC, an owner and operator of nursing homes, of which he is still chairman.  From September 15, 2003 to January 15, 2004, Mr. Stearns took a leave of absence from Financial Investments Corporation to serve as interim chairman and chief executive officer of Footstar, Inc. (”Footstar”).  In March 2004, Footstar filed for U. S. Chapter 11 bankruptcy, at which time, Mr. Stearns remained as a director of Footstar until it emerged from bankruptcy in February 2006.  Previously, Mr. Stearns was chairman of the board of Wallace Computer Services, Inc., then a provider of printed products and print management services, from January 2000 through November 2000 as well as serving as a director from 1996 until its sale to Moore Corporation Limited in 2003.  Prior to 1995, he was president and chief executive officer of CC Industries, Inc., a diversified holding company.  Mr. Stearns served on the board of Maytag Corporation from 1989 through its sale to Whirlpool Corporation in March 2006.  Mr. Stearns holds an M.B.A. from Harvard Business School and a B.A. in Economics from Carleton College.  The Board has concluded that Mr. Stearns should be a Director of Merge Healthcare because of his significant executive experience referred to above.

Jeffery A. Surges has served as a Director of our Board since May 4, 2010 and as our Chief Executive Officer since November 5, 2010.  Prior to his appointment as our Chief Executive Officer, Mr. Surges served as the president of sales for Allscripts Health Systems Group and served as president and chief executive officer of Extended Care Information Network, Inc. (“ECIN”) prior to Allscripts’ acquisition of ECIN in December 2007.  Before joining ECIN in October 1999, Mr. Surges was president and general manager of the resource management group of McKessonHBOC (“HBOC).  Mr. Surges joined HBOC in 1997 upon its acquisition of Enterprise Systems, Inc where he served on the management team during their successful IPO and eventual sale of the company to HBOC.  The Board has concluded that Mr. Surges should be a Director of Merge Healthcare because of his nearly 20 years of experience managing high–growth technology companies in the healthcare and information services industries.

RECOMMENDATION OF THE BOARD

The Board unanimously nominates and recommends that stockholders vote “FOR” each of Messrs. Brown, Dearborn, Ferro, Hartemayer, Reck, Stearns and Surges for election as Directors of our Company to serve until the next Annual Meeting of Stockholders or as otherwise provided in our Bylaws.

CORPORATE GOVERNANCE

Role and Composition of the Board of Directors

General.  The Board, which is elected by the stockholders, is the ultimate decision–making body of Merge Healthcare, except with respect to those matters reserved to the stockholders.  It selects the Chief Executive Officer and other members of the senior management team, which senior management team is charged with the conduct of Merge Healthcare’s business.  Having selected the senior management team, the Board acts as an advisor and counselor to senior management and ultimately monitors its performance.  The function of the Board to monitor the performance of senior management is facilitated by the presence of outside Directors of stature who have substantive knowledge of Merge Healthcare’s business.

Our business, property and affairs are managed under the direction of our Board.  Members of our Board are kept informed of our business through discussions with our Chairman and Chief Executive Officer and other officers, by reviewing materials provided to them, by visiting our offices and by participating in meetings of the Board and its Committees.

All Board members standing for reelection are expected to attend our Annual Meeting of Stockholders, unless an emergency prevents them from doing so.  At our 2010 Annual Meeting, all Directors standing for reelection attended.

In 2010, the Board met thirteen (13) times and had three (3) Committees:  the Audit Committee, the Nominating and Governance Committee and the Compensation Committee.  All of the Directors who served on the Board in 2010 attended at least seventy five percent (75%) of the meetings of the Board, and at least seventy five percent (75%) of the meetings of all committees on which they served in 2010.

It is the general policy of Merge Healthcare that all major decisions be considered by the Board as a whole.  As a consequence, the Committee structure of the Board is limited to those Committees considered to be basic to, or required for, the operation of a publicly owned company.  Currently, these Committees are the Audit Committee, Compensation Committee, and the Nominating and Governance Committee.  The membership of these Committees is rotated from time to time.

Selection Criteria.  Although neither the Nominating and Governance Committee nor the Board has a diversity policy, the Board is committed to a diversified membership, in terms of both the individuals involved and their various experiences and areas of expertise.  The Nominating and Governance Committee has not established specific minimum age, education, years of business experience or specific types of skills for potential director candidates, but, in general, expects qualified candidates will have ample experience and a proven record of business success and leadership.  Candidates are selected by the Nominating and Governance Committee for, among other things, their integrity, independence, diversity of experience, leadership and their ability to exercise sound judgment.  Final approval of a candidate is determined by the full Board.  The Nominating and Governance Committee considers candidates suggested by our stockholders for election as a Director, provided that the recommendations are made according to the procedures required under our Bylaws.  Stockholder nominees whose nominations comply with these procedures will be evaluated by the Nominating and Governance Committee in the same manner as the Nominating and Governance Committee’s nominees.

Director Compensation.  The Nominating and Governance Committee makes recommendations to the Board regarding the compensation of Directors.

Executive Sessions.  Executive sessions or meetings of outside Directors without management present are held regularly at the Board’s discretion and consistent with The NASDAQ Global Select Market Rules.

Board Leadership Structure and Risk Oversight

We separate the roles of Chief Executive Officer and Chairman of the Board of Directors in recognition of the differences between the two roles.  The Chief Executive Officer is responsible for setting the strategic direction for the Company and the day to day leadership and performance of the Company, while the Chairman of the Board of Directors provides guidance to the Chief Executive Officer and sets the agenda for Board meetings and presides over meetings of the full Board.  We also believe that separation of the positions reinforces the independence of the Board in its oversight of the business and affairs of the Company, and creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its stockholders.  We do not have a lead independent director.

The Board’s role in the Company’s risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, and strategic and reputational risks.  The full Board (or the appropriate Committee in the case of risks that are under the purview of a particular Committee) receives these reports to enable it to understand our risk identification, risk management and risk mitigation strategies.  The Company’s Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements.  The Audit Committee oversees management of financial risks.  The Nominating and Governance Committee manages risks associated with the independence of the Board and potential conflicts of interest.  While each Committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed of such risks through Committee reports at the Board meeting following a given Committee meeting.  This enables the Board and its Committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

In addition to the Company’s formal compliance program, the Board encourages management to promote a corporate culture that understands risk management and incorporates it into the overall corporate strategy and day–to–day business operations.  The Company’s risk management structure also includes an ongoing effort to assess and analyze the most likely areas of future risk for the Company.  As a result, the Board (and its Committees) periodically asks the Company’s executives to discuss the most likely sources of material future risks and how the Company is addressing any significant potential vulnerability. The Company has reviewed its compensation policies and practices for its employees and does not believe such policies and practices are reasonably likely to have a material adverse effect on the Company.  In reaching this conclusion, the Company considered, among other things: the design elements of the Company’s compensation programs and policies; the mix of cash and equity payouts; the balance of incentive compensation to encourage both short–term performance and long–term value creation; the combination of performance and time vesting requirements used by the Company’s incentive plans; the use of financial performance metrics that are readily monitored and reviewed; incorporation of both operational and financial goals and individual performance; capped payout levels for both annual cash incentives and long–term incentive awards; multiple levels of review and approval of awards; and the Company’s internal risk review and assessment processes.

Availability of Documents

The various documents relating to our corporate governance are published on our website at www.merge.com/about/governance.aspx.

These documents include:

•	Audit Committee Charter
•	Compensation Committee Charter
•	Nominating and Governance Committee Charter
•	Code of Ethics
•	Whistleblower Policy
•	Certificate of Incorporation
•	Bylaws

We will provide any of the foregoing information without charge upon written request submitted to General Counsel and Corporate Secretary, Merge Healthcare, 900 Walnut Ridge Drive, Hartland, Wisconsin  53029.  Our website is not incorporated into or a part of this Proxy Statement.

Director Independence

Our Board follows The NASDAQ Global Select Market Rules regarding the independence of directors.  The Board recognizes that independent directors play an important role in assuring investor confidence.  As such, the Board has determined that each of Messrs. Brown, Hartemayer, Reck and Stearns is independent under the listing standards of The NASDAQ Global Select Market.

Merge Healthcare’s Code of Ethics

All of our employees, including the Chief Executive Officer, Chief Financial Officer, our Controllers, and persons performing similar functions, including all Directors and employees, are required to abide by Merge Healthcare’s Code of Ethics to ensure that our business is conducted in a consistently legal and ethical manner.  This Code of Ethics along with our Whistleblower Policy form the foundation of a comprehensive process that includes compliance with all corporate policies and procedures, an open relationship among colleagues that contributes to good business conduct, and the high integrity level of our employees.  Our policies and procedures cover all areas of professional conduct, including employment policies, conflicts of interest, intellectual property and the protection of confidential information, as well as strict adherence to all laws and regulations applicable to the conduct of our business.

Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of Merge Healthcare’s Code of Ethics.  The Sarbanes–Oxley Act of 2002 requires audit committees to have procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.  We have such procedures in place as set forth in the Merge Healthcare Incorporated Whistleblower Policy and the Code of Ethics.

Both our Code of Ethics and our Whistleblower Policy are available to our stockholders on our web site at www.merge.com/about/governance.aspx and in print.  To request copies of these documents, make such request in writing to the General Counsel and Corporate Secretary, Merge Healthcare Incorporated, 900 Walnut Ridge Drive, Hartland, Wisconsin  53029.  Future material amendments relating to the Code of Ethics and/or the Whistleblower Policy will be disclosed on our web site.

COMMITTEE MEMBERSHIP

The table below provides membership for each of the Board Committees.

Name	Audit	Compensation	Nominating and Governance

Dennis Brown	X	X*	X
Justin C. Dearborn
Michael W. Ferro, Jr.
Richard A. Reck	X	X	X*
Gregg G. Hartemayer	X	X	X
Neele E. Stearns, Jr.	X*
Jeffery A. Surges
____________
(*)  Represents Committee Chairperson.

The Audit Committee

The Audit Committee is comprised of entirely independent Directors in accordance with the listing standards of The NASDAQ Global Select Market and applicable rules of the Commission.  Under its Charter, the Audit Committee is responsible for reviewing with the independent registered public accounting firm and management the adequacy and effectiveness of internal controls over financial reporting.  The Audit Committee reviews and consults with management and the independent registered public accounting firm on matters related to the annual audit, the published financial statements, earnings releases and the accounting principles applied.  The Audit Committee is also responsible for appointing, retaining, overseeing and evaluating the qualifications, performance and independence of Merge Healthcare’s independent public accounting firm.  The Audit Committee reviews reports from management relating to the status of compliance with laws, regulations and internal procedures.  The Audit Committee is also responsible for reviewing and discussing with management Merge Healthcare’s policies with respect to the assessment and management of financial risks.

The Audit Committee Charter is available on our website at www.merge.com/about/governance.aspx and in print upon request.  The Audit Committee met nine (9) times in 2010.

The Board has determined that each of the members of the Audit Committee is an “audit committee financial expert” for purposes of the Commission’s rules.

The Compensation Committee

The Compensation Committee is comprised entirely of independent Directors in accordance with the listing standards of The NASDAQ Global Select Market and each Compensation Committee member is a “non–employee director” as defined in Rule 16b–3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and is an “outside director” as defined in Section 162(m) of the Internal Revenue Code.  The Compensation Committee determines Merge Healthcare’s compensation philosophy and oversees and administers Merge Healthcare’s executive compensation programs.  Its responsibilities also include overseeing Merge Healthcare’s compensation and benefit plans and policies, administering its stock plans (including reviewing and approving equity grants) and reviewing and approving annually all compensation programs for Merge Healthcare’s executive officers.

The Compensation Committee Charter is available on our website at www.merge.com/about/governance.aspx and in print upon request.  The Compensation Committee met two (2) times in 2010.

The Nominating and Governance Committee

The Nominating and Governance Committee is comprised entirely of independent Directors.  Under the terms of its Charter, the Nominating and Governance Committee is responsible for matters of corporate governance and matters relating to the practices, policies and procedures of the Board.  This includes identifying, recruiting and recommending director candidates as well as considering nominees recommended by stockholders.  The Nominating and Governance Committee is responsible for recommending corporate governance guidelines and otherwise taking a leadership role in shaping the corporate governance of Merge Healthcare.

The Nominating and Governance Committee advises on the structure of Board meetings and recommends matters for consideration by the Board.  The Nominating and Governance Committee also advises on and recommends director compensation, which is ultimately approved by the full Board.

The Nominating and Governance Committee Charter is available on our website at www.merge.com/about/governance.aspx and in print upon request.  The Nominating and Governance Committee did not convene separately in 2010; however, the duties of the Nominating and Governance Committee within its charter were carried out by the Board as a whole.

During the last year, there have not been any material changes to the procedures by which stockholders may recommend nominees to Merge Healthcare's Board.

Compensation Committee Interlocks and Insider Participation

During fiscal 2010 and as of the date hereof, none of the members of the Compensation Committee was or is an officer or employee of Merge Healthcare, and no executive officer of Merge Healthcare served or serves on the Compensation Committee or Board of any company that employed or employs any member of Merge Healthcare’s Compensation Committee or Board.

COMPENSATION OF NON–EMPLOYEE DIRECTORS

Beginning in June 2008, in connection with the investment by Merrick RIS, LLC (“Merrick”), an affiliate of Merrick Ventures, in our Company, we stopped paying cash compensation to our non-employee Directors and instead have, with the exception of fiscal 2010, made annual stock option grants to our non-employee Directors that vest over sixteen equal quarterly increments and have an exercise price equal to the closing price of our shares on the date of grant.

For fiscal 2010, none of our Directors received any cash or equity compensation for their service on the Board, except for a grant of 225,000 stock options to Jeffery A. Surges in connection with his appointment as a new non-employee Director in May 2010.  Our employee Directors, Mr. Dearborn and, since his appointment as our new Chief Executive Officer in November 2010, Mr. Surges, do not receive any consideration for their service on the Board.

REVIEW OF RELATED PERSON TRANSACTIONS

The Company adopted written policies and procedures regarding related person transactions.  For purposes of these policies and procedures:

•	A “related person” means any of our Directors, executive officers, nominees for director, holder of five percent (5%) or more of our Common Stock or any of their immediate family members; and

•
A “related person transaction” generally is a transaction (including any indebtedness or a guarantee of indebtedness) in which we were or are to be a participant and the amount involved exceeds $50,000, and in which a related person had or will have a direct or indirect material interest.

Each of our executive officers, Directors or nominees for director is required to disclose certain information relating to related persons transactions for review, approval or ratification by our Audit Committee.  Disclosure to our Audit Committee should occur before, if possible, or as soon as practicable after the related person transaction is effected, but in any event as soon as practicable after the executive officer, Director or nominee for director becomes aware of the related person transaction.  Our Audit Committee’s decision whether or not to approve or ratify a related person transaction is to be made in light of its determination that consummation of the transaction is not or was not contrary to the best interests of Merge Healthcare.  Any related person transaction must be disclosed to our full Board.

TRANSACTIONS WITH RELATED PERSONS

Merrick RIS, LLC (“Merrick”) beneficially owns, as of April 12, 2011, 37.4% of our outstanding Common Stock (including 250,000 shares of Common Stock which may be acquired upon the exercise of stock options which are currently exercisable or exercisable within sixty (60) days by Michael W. Ferro, Jr.).  Michael W. Ferro, Jr., the Company’s Chairman of the Board, and trusts for the benefit of Mr. Ferro’s family members beneficially own a majority of the equity interests in Merrick.  Mr. Ferro also serves as the chairman and chief executive officer of Merrick.  Accordingly, Mr. Ferro indirectly controls all of the shares of Common Stock owned by Merrick.  In addition, Justin C. Dearborn, a Director of the Company, served as managing director and general counsel of Merrick Ventures, an affiliate of Merrick, from January 2007 to June 2008.

Amendment of Merrick Consulting Agreement

In January of 2009, we entered into a Consulting Agreement with Merrick which was effective as of January 1, 2009, had a one (1) year term and which allowed us to take advantage of certain consulting services offered by Merrick to us.  These services included, but were not limited to, investor relations, financial analysis and strategic planning.  Effective on January 1, 2010, we and Merrick entered into an amendment to extend the term of this Consulting Agreement through December 31, 2011, and modified the payment terms from a flat fee arrangement per quarter to a per transaction or success based arrangement.  Our Audit Committee considered the amendment to the Consulting Agreement prior to its execution and approved its terms. The fees under the Consulting Agreement in 2010 were approximately $1,050,000.

In addition, as a result of the completion of the acquisition of AMICAS, Inc., we paid a $1.0 million success fee to Merrick in April 2010.

Merrick’s Investments in Connection with our Acquisition of AMICAS, Inc.

On April 28, 2010, Merrick purchased an aggregate principal amount of $5.0 million of the $200 million of 11.75% senior secured notes due 2015 that we offered in a private placement pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”).  The notes purchased by Merrick were purchased at the same purchase price per note as the other investors in the offering.

Merrick also subscribed for and purchased 1.8 million shares of our Common Stock and 10,000 shares of our Series A Preferred Stock in the private placement that funded a portion of our acquisition of AMICAS, Inc.  These shares were purchased by Merrick at the same purchase price per share of Common Stock and per share of Series A Preferred Stock paid by the other investors in the private placement.

Acquisition of Olivia Greets Assets from Merrick Healthcare Solutions, LLC

On July 30, 2010, we entered into an Asset Purchase Agreement with Merrick Healthcare Solutions, LLC, a subsidiary of Merrick Ventures, pursuant to which we acquired substantially all of the assets related to the development and distribution of the Olivia Greets system.  In consideration of this purchase, we issued 500,000 shares of our Common Stock to Merrick Healthcare Solutions, LLC subject to a twelve month lock up.

MANAGEMENT

The names of our current Named Executive Officers, and their respective ages and positions are as follows:

Name	Age	Position
Jeffery A. Surges	43	Chief Executive Officer, Director
Justin C. Dearborn	41	President, Director
Steven M. Oreskovich	39	Chief Financial Officer and Treasurer
Ann G. Mayberry–French	50	General Counsel and Corporate Secretary

Messrs. Surges’ and Dearborn’s biographies appear above under the heading “Board of Directors.”

Steven M. Oreskovich was appointed Chief Financial Officer and Treasurer in June 2008.  Prior to his appointment as Chief Financial Officer and Treasurer, Mr. Oreskovich served as our Vice President of Internal Audit since January 2007, as our Chief Accounting Officer and interim Treasurer and interim Secretary from July 2006 to January 2007 and as our Vice President and Corporate Controller from April 2004 to July 2006.  Prior to joining our Company, Mr. Oreskovich served as vice president of finance and operations at Truis, Inc., a company that provided customer intelligence solutions for business–to–business enterprises, from April 2000 to January 2003.  Prior to that, Mr. Oreskovich worked as an auditor at PriceWaterhouseCoopers LLP from September 1994 to April 2000.  Mr. Oreskovich holds a B.S. degree in Accounting from Marquette University and is a C.P.A.

Ann G. Mayberry–French was appointed General Counsel and Corporate Secretary in August of 2008 and also became responsible for human resources in June 2009.  Ms. Mayberry–French came to Merge Healthcare from Modine Manufacturing Company where she served as senior counsel.  Prior to joining Modine Manufacturing Company in 2005, Ms. Mayberry–French was the general counsel and secretary of Assurant Health for seven years.  Ms. Mayberry–French has over 27 years of experience in the healthcare and health insurance industry, including business management of managed care services and federal government contracting.  Ms. Mayberry–French is a Registered Nurse and has been licensed to practice law in Kentucky, Ohio and Wisconsin.  She currently maintains a license to practice only in Wisconsin, but is also admitted in Ohio and Kentucky.

COMPENSATION DISCUSSION AND ANALYSIS

INTRODUCTION

This Compensation Discussion describes our executive compensation program for 2010 and certain elements of the 2011 program.  We use this program to attract, motivate, and retain colleagues whom the Board has selected to lead our business.

This section of the Proxy Statement explains how the Compensation Committee made its compensation decisions for our officers who also comprise our Named Executive Officers.  Those current Named Executive Officers are our Chief Executive Officer, Jeffery A. Surges; our President, Justin C. Dearborn; our Chief Financial Officer and Treasurer, Steven M. Oreskovich; and our General Counsel and Corporate Secretary, Ann G. Mayberry–French.

MARKET AND BUSINESS CONDITIONS

In fiscal 2010, we extended our strong market position and increased total net sales by approximately 110% as compared to fiscal 2009, in part through our acquisition of AMICAS, Inc. and also as a result of other significant investments that we believe position us to execute effectively in 2011 and beyond.  In addition, although our total gross margins decreased in fiscal 2010 as compared to fiscal 2009, we believe that the realignment of our business after the AMICAS, Inc. acquisition from a decentralized organization approach to a centralized organizational structure with functional leaders will have a long-term positive effect on our ability to efficiently develop products to address market needs while maintaining competitive margins.  In light of these factors and the continued rebound in the global economy in 2010, we continued to compensate our executive officers in fiscal 2010 in a manner consistent with our pay–for–performance philosophy, emphasizing both short and long–term incentive compensation.

PHILOSOPHY AND GOALS OF OUR EXECUTIVE COMPENSATION PROGRAM

Compensation Philosophy

The primary objectives of our executive compensation policies are as follows:

•
to attract and retain talented executives by providing compensation that is in alignment with the compensation provided to executives at companies of comparable size and growth trajectory in the health care information technology industry, while maintaining compensation within levels that are consistent with our annual budget, financial objectives and operating performance; and

•	to provide appropriate incentives for executives to work toward the achievement of our annual financial performance and business goals, based primarily on diluted earnings per share.

Our incentive compensation programs are designed to reward executive and other employee contributions based on the success of our organization.  Specifically, they are designed to reward achievement of our annual financial performance and business goals and creation of stockholder value.

Compensation Mix

Historically, we have used a mix of short–term compensation (base salaries and annual cash incentive bonuses) and long–term compensation (stock option grants and restricted stock awards) to meet the objectives of our compensation programs.  We do not have a fixed policy for allocating between long–term and short–term compensation or between cash and non–cash compensation.  Because we believe that it is important to align the interests of our executives with those of our stockholders, equity incentive compensation has made up a portion of each current executive’s overall compensation package.  In the near term, we plan to continue to use primarily short–term compensation (base salaries and annual cash incentive bonuses) as well as long–term compensation, as appropriate.

The compensation that we pay our Named Executive Officers consists of base salary, cash incentive compensation and stock option awards.  The following discussion explains the reason we pay each element of compensation, how the amount of each element is determined, and how each element fits into our overall compensation philosophy and affects decisions regarding other elements.

We seek to pay executives a base salary in alignment with salaries of executives at companies of comparable position in the healthcare information technology industry and at a rate that fits within our annual budget, financial objectives and operating performance.  However, we do not make use of any formal survey information or benchmark against any specific compensation percentiles.  We have not historically attempted to make base salary a certain percentage of total compensation.

In late 2009, the Compensation Committee established a merit pool based upon our compensation philosophy and the length of time since employees had received a merit award, the state of the U. S. and global economies, expectations for 2010 economic growth and the potential Company forecast.  At that time, the Compensation Committee also approved the funding of a bonus pool based on the Company’s revenues and net income, with any remaining bonus pool funding to be based on per share earnings.

Role of the Compensation Committee

The Compensation Committee of our Board is responsible for administering our compensation practices and ensuring they are designed to drive corporate performance.  Our Compensation Committee reviews compensation policies affecting our executive officers annually, taking into consideration our financial performance, our position within the health care information technology industry, the executive compensation policies of similar companies in similar industries and, when reviewing individual compensation levels, certain individual factors, including the executive’s level of experience and responsibility and the personal contribution that the individual has made to our success.  Further, our Compensation Committee also considers the global economic trends and the macroeconomic environment.

Annually, our Compensation Committee reviews the base salaries of all executive officers and based on these reviews, may adjust these salaries to ensure external competitiveness and to reflect the executive’s individual position and performance, as well as the performance of our Company.  In addition to these factors, our Compensation Committee considers the recommendations of our Chief

Executive Officer when adjusting base salaries of our Named Executive Officers other than himself.  Our Chief Executive Officer can and does call and attend Compensation Committee meetings.  We may also make base salary adjustments during the year if the scope of an executive officer’s responsibility changes relative to the other executives.

Modifications To Our Executive Compensation Program

The Committee continues to focus its efforts to refine the executive compensation structure and process consistent with evolving good governance practices.

The letter agreements entered into July of 2008 with Mr. Dearborn remains in place, as well as the letter agreement entered into with Mr. Oreskovich at that time.  These agreements formalize and confirm the base compensation, target annual bonus amounts and the stock option grants that we agreed to in connection with the hiring of Mr. Dearborn and the promotion of Mr. Oreskovich.  The agreements provide for twelve (12) months’ base salary as severance upon a termination other than for cause or other than due to the executive officer’s death or disability, conditioned on the officer’s execution of a release agreement.  The agreements do not include a definition of “cause.”  In addition, upon a change in control of Merge Healthcare, all of these officers’ stock options will vest.  We determined the amounts of these severance benefits and the triggering events based on the subjective judgments and experiences of the members of the Compensation Committee, which indicated that these amounts are consistent with market practice and that the triggering events are likely to involve circumstances in which it is customary and appropriate to offer the protections embodied in the letter agreements.

In October 2010, due to several additional changes occurring in the makeup of our senior management team and the transitioning of responsibilities, Nancy J. Koenig and Antonia A. Wells ceased to be executive officers.  In November 2010, Mr. Surges was appointed as our new Chief Executive Officer, and Mr. Dearborn transitioned to the newly created role of President.

In connection with his appointment as the Company’s new Chief Executive Officer, Mr. Surges entered into an employment agreement with the Company on November 5, 2010 (the “Employment Agreement”).  In accordance with the terms of the Employment Agreement, Mr. Surges receives an annual base salary of $450,000 and participates in the Company’s annual incentive bonus plan with a targeted annual bonus equal to 100% of his annual base salary.  The Employment Agreement has an initial term of two (2) years and automatically renews thereafter for successive one (1) year terms unless the Company or Mr. Surges delivers a notice of non-renewal to the other party.  If the Company terminates Mr. Surges’ employment other than for “cause” (including by delivery of a notice of non-renewal), or if Mr. Surges terminates his employment for “good reason”, then Mr. Surges will be entitled to receive (i) his annual base salary through the date of termination and his actual annual bonus for the prior fiscal year to the extent not theretofore paid, (ii) a cash severance in an aggregate amount equal to Mr. Surges’ annual base salary plus fifty percent (50%) of his annual target bonus, which cash severance will be payable over twelve (12) months, and (iii) continuation of welfare benefits for one (1) year after the date of termination.  If the Company terminates Mr. Surges’ employment for “cause” or Mr. Surges terminates his employment without “good reason” (including by delivery of a notice of non-renewal), then the Company’s only obligation to Mr. Surges under the Employment Agreement will be to pay his annual base salary through the date of termination.  The Employment Agreement also includes restrictions on Mr. Surges ability to solicit or hire employees or customers of the Company and to engage in certain management or sales activities relating to the Company’s industry while he is employed by the Company and for twelve (12) months thereafter.

On November 5, 2010, the Board granted Mr. Surges 1,500,000 stock options that will expire six (6) years from the grant date.  Twenty percent (20%) of the stock options vested on the grant date and twenty percent (20%) of the stock options will vest on each of the first four (4) anniversaries of the grant date.  The options will also vest upon a change in control of the Company.

The compensation arrangements for our Named Executive Officers as of December 31, 2010 were as follows:  Mr. Surges’ annual base salary is $450,000 with a target annual bonus equal to his annual base salary.  Mr. Dearborn’s annual base salary is $300,000 with a target annual bonus equal to his annual base salary.  Mr. Oreskovich’s annual base salary is $220,000 with a target annual bonus equal to fifty percent (50%) of his annual base salary.  Ms. Mayberry–French’s annual base salary is $175,000 with a target annual bonus of fifty percent (50%) of her base salary.  No bonuses were paid to the current Named Executive Officers under the 2010 annual bonus program because the factors defined by the Compensation Committee, based on our revenue, net income and EBITDA, were not achieved.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S–K set forth above with management and, based on such review and discussions, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee

Dennis Brown, Chairperson
Gregg G. Hartemayer
Richard A. Reck

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Summary Compensation Tables

Current Executive Officers

The following table relates to the compensation earned by our current Named Executive Officers for the fiscal years ended December 31, 2008, 2009 and 2010.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Option Awards(2) ($)	All Other Compensation ($)		Total ($)

Jeffery A. Surges(3) Chief Executive Officer	2010	68,365	––	3,768,008	979	(4)	3,837,352

Justin C. Dearborn(5) Chief Executive Officer (former Chief Executive Officer)	2010 2009 2008	281,442 250,000 143,109	–– 50,000 ––	694,880 –– 340,000	17,870 17,453 7,018	(4) (4) (4)	994,192 317,453 490,127

Steven M. Oreskovich(6) Chief Financial Officer and Treasurer	2010 2009 2008	212,577 200,000 189,583	–– –– ––	130,290 –– 82,000	229,649 14,475 10,222	(4)(7) (4) (4)	572,516 214,475 281,805

Ann G. Mayberry–French(8) General Counsel & Corporate Secretary	2010 2009 2008	169,433 160,000 60,288	–– –– ––	86,860 –– 88,000	15,781 15,535 4,882	(4) (4) (4)	272,074 175,535 153.170
___________________

(1)	For 2009, reflects a discretionary bonus of $50,000 for Mr. Dearborn.

(2)
Our current Named Executive Officers were not granted any option awards in the fiscal year ended December 31, 2009.  The dollar amounts for the awards represent the grant date fair value calculated in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718 (“FASB ASC 718”) for each Named Executive Officer.  Assumptions used in the calculation of these amounts are described in Note 9 to our audited financial statements for the fiscal year ended December 31, 2010 included in our Annual Report on Form 10–K filed with the Commission on March 16, 2011.  For 2010, the dollar amount for Mr. Surges represents the grant date fair value of stock options to purchase 225,000 and 1,500,000 shares of our Common Stock, respectively, that were issued to him in connection with his appointment as a non–employee Director in May 2010 and as our new Chief Executive Officer in November 2010.

(3)	Mr. Surges began his employment with us effective November 5, 2010.

(4)
For 2010, represents our matching contribution under our 401(k) employee retirement savings plan ($6,125 for Mr. Dearborn, $6,065 for Mr. Oreskovich, and $4,766 for Ms. Mayberry–French) and medical, dental, optical, long term disability and life insurance benefits ($11,745 for Mr. Dearborn, $979 for Mr. Surges, $9,185 for Mr. Oreskovich, and $11,015 for Ms. Mayberry–French).  For 2009, represents our matching contribution under our 401(k) employee retirement savings plan ($6,510 for Mr. Dearborn, $6,000 for Mr. Oreskovich, and $4,800 for Ms. Mayberry–French) and medical, dental, optical, long term disability and life insurance benefits ($10,943 for Mr. Dearborn, $8,475 for Mr. Oreskovich, and $10,735 for Ms. Mayberry–French).  For 2008, represents our matching contribution under our 401(k) employee retirement savings plan ($1,875 for Mr. Dearborn, $5,688 for Mr. Oreskovich, and $1,125 for Ms. Mayberry–French) and medical, dental, optical and life insurance benefits ($5,143 for Mr. Dearborn, $4,534 for Mr. Oreskovich, and $3,757 for Ms. Mayberry–French).

(5)
Mr. Dearborn began his employment with us at the consummation of the Merrick transaction, effective June 4, 2008.  Effective on the date of Mr. Surges’ appointment as our Chief Executive Officer on November 5, 2010, Mr. Dearborn transitioned to the newly created role of President focusing on the expansion of our international business.

(6)
At the consummation of the Merrick transaction effective June 4, 2008, Mr. Oreskovich was promoted to the position of Chief Financial Officer and Treasurer.  Prior to that time, Mr. Oreskovich held the position of Vice President of Internal Audit.

(67	Includes $214,399 gross taxable income resulting from the vesting of shares of restricted stock as of November 24, 2010.

(8)	Ms. Mayberry–French began her employment with us effective August 4, 2008.

Former Executive Officers

The following table relates to the compensation earned by our former Named Executive Officers for the fiscal years ended December 31, 2008, 2009 and 2010.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Option Awards(2) ($)	All Other Compensation ($)		Total ($)

Nancy J. Koenig(3) Executive Vice President – North American Direct Sales	2010 2009 2008	200,000 200,000 114,487	–– –– ––	173,720 –– 82,000	45,624 4,687 2,236	(4) (4) (4)	419,344 204,687 198,723

Antonia A. Wells(5) Executive Vice President – Research and Development	2010 2009 2008	206,945 199,123 160,474	25,135 –– ––	86,860 –– 82,000	226,802 11,223 5,975	(6)(7) (6) (6)	545,742 210,346 248,449

___________________

(1)	For 2010, reflects a discretionary bonus of $50,000 for Mr. Dearborn. For 2010, reflects a discretionary bonus of $25,135 for Ms. Wells.

(2)
Our former Named Executive Officers were not granted any stock or option awards in the fiscal year ended December 31, 2009.  The dollar amounts for the awards represent the grant date fair value calculated in accordance with FASB ASC 718 for each Named Executive Officer.  Assumptions used in the calculation of these amounts are described in Note 9 to our audited financial statements for the fiscal year ended December 31, 2010 included in our Annual Report on Form 10–K filed with the Commission on March 16, 2011.

(3)
Ms. Koenig began employment with us at the consummation of the Merrick transaction, effective June 4, 2008.  Following the transition of her responsibilities, effective October 31, 2010, Ms. Koenig ceased to be a Named Executive Officer.

(4)
For 2010, represents our matching contribution under our 401(k) employee retirement savings plan in the amount of $5,625, the payment of $4,943 in medical, dental, optical, long term disability and life insurance and related costs for the benefit of Ms. Koenig, and commissions in the amount of $35,056.  For 2009, represents the payment of $4,687 in medical, dental, optical, long term disability and life insurance and related costs for the benefit of Ms. Koenig.  For 2008, represents the payment of $2,236 in medical, dental, optical and life insurance and related costs for the benefit of Ms. Koenig.

(5)
At the consummation of the Merrick transaction effective June 4, 2008, Ms. Wells was promoted to the position of President, Merge OEM.  Prior to that time, Ms. Wells held the position of Vice President, Customer Operations of our Cedara business division.  Following the transition of her responsibilities, effective October 31, 2010, Ms. Wells ceased to be a Named Executive Officer.

(6)
For 2010, represents our contribution of $6,221 under our Deferred Profit Sharing Plan (“DPSP”) for Canadian employees and the payment of $6,182 in medical, dental, optical and life insurance and related costs for the benefit of Ms. Wells.  For 2009, represents our contribution of $5,931 under our DPSP and the payment of $5,292 in medical, dental, optical and life insurance and related costs for the benefit of Ms. Wells.  For 2008, represents our contribution of $2,207 under our DPSP and the payment of $3,768 in medical, dental, optical and life insurance and related costs for the benefit of Ms. Wells.

(7)	Includes $214,399 gross taxable income resulting from the vesting of shares of restricted stock as of November 24, 2010.

Grants Of Plan–Based Awards For Fiscal Year 2010

Current Executive Officers

The following table contains information on the plan–based equity and non–equity awards granted to our current Named Executive Officers in 2010.

Name	Grant Date	Estimated Future Payouts Under Non–Equity Incentive Plan Awards			Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($ / Share)	Grant Date Fair Value of Option Awards(1) ($)
		Threshold ($)	Target ($)	Maximum ($)

Jeffery A. Surges	06/22/2010	––	––	––	225,000(2)	2.37	425,408
	11/05/2010	––	––	––	1,500,000	3.24	3,342,600

Justin C. Dearborn	05/04/2010	––	––	––	400,000	2.50	694,880

Steven M. Oreskovich	05/04/2010	––	––	––	75,000	2.50	130,290

Ann G. Mayberry–French	05/04/2010	––	––	––	50,000	2.50	86,860
___________________

(1)	Represents full grant date fair value as determined in accordance with FASB ASC 718.
(2)	Stock option grant made to Mr. Surges as a then non–employee Director, prior to his appointment as our new Chief Executive Officer.

Former Executive Officers

The following table contains information on the plan–based equity and non–equity awards granted to our former Named Executive Officers in 2010.

Name	Grant Date	Estimated Future Payouts Under Non–Equity Incentive Plan Awards			Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($ / Share)	Grant Date Fair Value of Option Awards(1) ($)
		Threshold ($)	Target ($)	Maximum ($)

Nancy J. Koenig	05/04/2010	––	––	––	100,000	2.50	173,720

Antonia A. Wells	05/04/2010	––	––	––	50,000	2.50	86,860
___________________

(1)	Represents full grant date fair value as determined in accordance with FASB ASC 718.

Outstanding Equity Awards At 2010 Fiscal Year–End

The following table contains information concerning equity awards held by our current Named Executive Officers that were outstanding as of December 31, 2010.

Current Executive Officers

OPTION AWARDS

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date

Jeffery A. Surges	56,250 300,000	168,750 1,200,000	2.73 3.24	06/21/2020 11/04/2016

Justin C. Dearborn	200,000 100,000 ––	200,000 100,000 400,000	0.68 1.47 2.50	06/03/2014 08/18/2014 05/03/2016

Steven M. Oreskovich	35,000 100,000 60,000 100,000 ––	–– –– –– 100,000 75,000	17.50 8.05 4.99 0.68 2.50	05/31/2011 09/05/2012 04/02/2013 06/03/2014 05/03/2016

Ann G. Mayberry–French	50,000 ––	50,000 50,000	1.47 2.50	08/18/2014 05/03/2016

On November 24, 2010, the 53,333 shares of restricted stock granted to Mr. Oreskovich in 2007 became one hundred percent (100%) vested, which vesting resulted in gross taxable income of $214,399 based on the closing trading price ($4.02) of our Common Stock at the vesting date.

As of December 31, 2010, none of our current Named Executed Officers held any unvested restricted stock.

The following table contains information concerning equity awards held by our former Named Executive Officers that were outstanding as of December 31, 2010.

Former Executive Officers

OPTION AWARDS

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date

Nancy J. Koenig	100,000 ––	100,000 100,000	0.68 2.50	06/03/2014 05/03/2016

Antonia A. Wells	25,000 10,000 25,000 35,000 100,000 ––	–– –– –– –– 100,000 50,000	17.50 17.82 6.34 4.99 0.68 2.50	05/31/2011 10/19/2011 11/16/2012 04/02/2013 06/03/2014 05/03/2016

On November 24, 2010, the 53,333 shares of restricted stock granted to Ms. Wells in 2007 became one hundred percent (100%) vested, which vesting resulted in gross taxable income of $214,399 based on the closing trading price ($4.02) of our Common Stock at the vesting date.

As of December 31, 2010, none of our former Named Executed Officers held any unvested restricted stock.

Option Exercises and Stock Vested in Fiscal 2010

The following table contains information concerning stock option exercises and the vesting of restricted stock awards held by our current Named Executive Officers during fiscal 2010.

Current Executive Officers

OPTION EXERCISES AND STOCK VESTED
	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Jeffery A. Surges	–––	–––	–––	–––

Justin C. Dearborn	–––	–––	–––	–––

Steven M. Oreskovich	–––	–––	53,333	$214,399

Ann G. Mayberry–French	–––	–––	–––	–––

The following table contains information concerning stock option exercises and the vesting of restricted stock awards held by our former Named Executive Officers during fiscal 2010.

Former Executive Officers

OPTION EXERCISES AND STOCK VESTED
	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Nancy J. Koenig	–––	–––	–––	–––

Antonia A. Wells	–––	–––	53,333	$214,399

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Description of Agreements Providing for Potential Payments

The table below reflects the amount of compensation to each of the Named Executive Officers without a change in control and upon a change of control, in each case, in the event of termination of the current Named Executive Officer’s employment arrangement with the Company (i) upon termination by the Company without cause or upon resignation by the Named Executive Officers for good reason, (ii) for cause, and (iii) upon the Named Executive Officer’s death or disability.  The amounts shown assume that such termination was effective as of December 31, 2010, and thus includes amounts earned through such time and are estimates of the amounts which would be paid upon termination.  The actual amounts to be paid out can only be determined at the time of termination.

Current Executive Officers

	NO CHANGE IN CONTROL			UPON CHANGE IN CONTROL

Name	Payments upon Termination without Cause / Resignation for Good Reason ($)	Payments upon Termination for Cause ($)	Payments upon Death or Disability ($)	Payments upon Termination without Cause / Resignation for Good Reason ($)	Payments upon Termination for Cause ($)	Payments upon Death or Disability ($)
Jeffery A. Surges	678,200(1)	–––	–––	678,200(1)	–––	–––
Justin C. Dearborn	300,000(2)	–––	–––	300,000(2)	–––	–––
Steven M. Oreskovich	220,000(2)	–––	–––	220,000(2)	–––	–––
Ann G. Mayberry–French(3)	–––	–––	–––	–––	–––	–––
___________________

(1)
On November 5, 2010, we entered into an employment agreement with Mr. Surges that provides for his annual base salary through the date of termination and his actual annual bonus for the prior fiscal year to the extent not theretofore paid, (ii) a cash severance in an aggregate amount equal to Mr. Surges’ annual base salary plus fifty percent (50%) of his annual target bonus, which cash severance will be payable over twelve (12) months, and including welfare benefits for a period of twelve (12) months.

(2)
On July 3, 2008, we entered into letter agreements with Mr. Dearborn and Mr. Oreskovich that provide for twelve (12) months’ base salary as severance upon a termination other than for cause and other than due to the executive officer’s death or disability, conditioned on the executive officer’s execution of a release agreement.

(3)	Ms. Mayberry–French does not have a letter agreement with the Company.

Former Executive Officers

	NO CHANGE IN CONTROL			UPON CHANGE IN CONTROL

Name	Payments upon Termination without Cause / Resignation for Good Reason ($)	Payments upon Termination for Cause ($)	Payments upon Death or Disability ($)	Payments upon Termination without Cause / Resignation for Good Reason ($)	Payments upon Termination for Cause ($)	Payments upon Death or Disability ($)
Nancy J. Koenig	200,000(1)	–––	–––	200,000(1)	–––	–––
Antonia A. Wells	210,000(1)	–––	–––	210,000(1)	–––	–––
___________________

(1)
On July 3, 2008, we entered into letter agreements with Ms. Koenig and Ms. Wells that provide for twelve (12) months’ base salary as severance upon a termination other than for cause and other than due to the executive officer’s death or disability, conditioned on the executive officer’s execution of a release agreement.

OUTSTANDING EQUITY AWARDS OF DIRECTORS AT FISCAL YEAR END

The following table contains information concerning equity awards held by our non–employee Directors that were outstanding as of December 31, 2010.

	Option Awards (1)
Name	Number of Securities Underlying Options (#)		Exercise Price of Option Awards ($ / Share)	Expiration Date	Aggregate Number of Securities Underlying Options (#)

Dennis Brown	5,000		9.78	05/21/2013	295,000
	10,000		16.19	05/20/2014
	15,000		17.50	06/01/2015
	15,000		6.59	12/27/2016
	10,000		5.52	01/30/2017
	15,000		6.01	05/10/2017
	225,000	(2)	1.47	08/18/2018

Michael W. Ferro, Jr.	400,000	(3)	0.57	11/19/2018	400,000

Gregg G. Hartemayer	225,000	(2)	1.47	08/18/2018	225,000

Richard A. Reck	411		7.46	04/23/2013	285,411
	5,000		9.78	05/21/2013
	10,000		16.19	05/20/2014
	15,000		17.50	06/01/2015
	15,000		6.59	12/27/2016
	15,000		6.01	05/10/2017
	225,000	(2)	1.47	08/18/2018

Neele E. Stearns, Jr.	300,000	(4)	1.47	08/18/2018	300,000
___________________

(1)
All options are fully vested and exercisable, with the exception of the options granted on August 19, 2008 with an August 18, 2018 expiration date, and the options granted on November 20, 2008 with a November 19, 2018 expiration date, which options vest and are exercisable as noted below.

(2)
Options vest in sixteen (16) equal quarterly increments of 14,062.5 shares, with the first increment vesting on the date of grant, August 19, 2008, with subsequent increments vesting on November 30, February 28, May 31 and August 31 thereafter.

(3)
Options vest in sixteen (16) equal quarterly increments of 25,000 shares, with the first increment vesting on the date of grant, November 20, 2008, with subsequent increments vesting on February 28, May 31, August 31 and November 30 thereafter.

(4)
Options vest in sixteen (16) equal quarterly increments of 18,750 shares, with the first increment vesting on the date of grant, August 19, 2008, with subsequent increments vesting on November 30, February 28, May 31 and August 31 thereafter.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows, as of March 31, 2011, the beneficial ownership of shares of our Common Stock, by:  (i) each person that is known to us to beneficially own or exercise the voting or dispositive control of five percent (5%) or more of our outstanding Common Stock; (ii) each of our Directors and Named Executive Officers; and (iii) all of our Directors and executive officers as a group.  Except pursuant to marital property laws or as otherwise indicated in the footnotes to the table, each of the stockholders named below has sole voting and investment power with respect to the shares shown as beneficially owned by such stockholder.  In general, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose of or to direct the disposition of such security.  A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire the beneficial ownership within sixty (60) days.

Name and Address of Beneficial Owner (1)	Shares Beneficially Owned (2)	Percentage of Total Outstanding
Merrick RIS, LLC / Michael W. Ferro, Jr.(3)	31,515,137	37.4%
NorthPointe Capital, LLC(4)	4,626,978	5.5%
Dennis Brown	636,615	(*)
Justin C. Dearborn	340,222	(*)
Gregg G. Hartemayer	243,328	(*)
Ann G. Mayberry–French	96,205	(*)
Steven M. Oreskovich	372,842	(*)
Richard A. Reck	464,737	(*)
Neele E. Stearns, Jr.	427,860	(*)
Jeffery A. Surges	356,250	(*)
All Directors and executive officers as a Group (9 persons)	34,453,196	40.9%

(*)Less than 1% of outstanding Common Stock.

(1)
The business address of each beneficial owner who is also a Director of or Named Executed Officer of Merge Healthcare is c/o Merge Healthcare Incorporated, 200 East Randolph Street, 24th Floor, Chicago, Illinois 60601, with the exception of Ms. Mayberry–French and Mr. Oreskovich whose business address is c/o Merge Healthcare Incorporated, 900 Walnut Ridge Drive, Hartland, Wisconsin 53029.  The business address for Merrick RIS, LLC is 233 North Michigan Avenue, Suite 2330, Chicago, Illinois 60601.  The business address of NorthPointe Capital, LLC is 101 West Big Beaver, Suite 745, Troy, Michigan 48084.

(2)
Share amounts include the following numbers of shares of Common Stock which may be acquired upon the exercise of stock options which are currently exercisable or exercisable within sixty (60) days of March 31, 2011:  250,000 for Mr. Ferro; 224,688 for Mr. Brown; 300,000 for Mr. Dearborn; 154,688 for Mr. Hartemayer; 62,500 for Ms. Mayberry–French; 313,750 for Mr. Oreskovich; 215,099 for Mr. Reck; 206,250 for Mr. Stearns; 356,250 for Mr. Surges; and 2,083,225 for all Directors and Named Executive Officers as a group.

(3)
Merrick RIS, LLC also holds 10,000 shares of Series A Preferred Stock of Merge Healthcare, representing 24% of the shares of Series A Preferred Stock issued by Merge Healthcare in connection with its acquisition of AMICAS, Inc.

(4)
As reported on a Schedule 13G/A filed with the Commission on February 15, 2011, by NorthPointe Capital, LLC, a registered investment advisor, of which NorthPointe Capital, LLC has sole voting power with respect to 3,396,604 of the number of shares beneficially owned and sole dispositive power with respect to 4,626,978 of the number of shares beneficially owned.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers, members of our Board, and persons who own more than ten percent (10%) of a registered class of our equity securities, to file initial statements of beneficial ownership (Form 3), and statements of changes in beneficial ownership (Forms 4 or 5).  The Commission requires executive officers, directors and greater than ten percent (10%) stockholders to furnish us with copies of all these forms filed with the Commission.

To our knowledge, based solely upon our review of the copies of these forms received by us, or written representations from certain reporting persons that no additional forms were required for those persons, we believe that all of our Named Executive Officers and Directors complied with their reporting obligations during 2010.

STOCKHOLDER PROPOSAL TWO – APPROVAL OF THE THIRD AMENDMENT
TO THE MERGE HEALTHCARE INCORPORATED 2005 EQUITY INCENTIVE
PLAN

The purpose of the Merge Healthcare 2005 Equity Incentive Plan, as previously amended, which we refer to as the equity incentive plan, is to provide officers and other key employees of the Company and its subsidiaries, members of the Board, and certain consultants and advisors who perform services for the Company or its subsidiaries with additional incentive to perform in a superior manner and to attract and retain experienced personnel.

In our proxy statement for last year’s Annual Meeting, we included a proposal to increase the number of shares available for issuance under the equity incentive plan by 3,000,000 shares.  The proposal was approved by our stockholders on September 21, 2010.  When we made the proposal, we had anticipated that the additional shares approved would cover grants under the equity incentive plan for two or three years.

Subsequently, however, on November 5, 2010, we hired Jeffery A. Surges as our new Chief Executive Officer and, as part of his compensation arrangements, granted him 1,500,000 stock options.  In the fourth quarter of 2010, we also approved a plan to increase our sales and marketing presence, which included hiring additional new sales and marketing personnel.  As a result, we granted considerably more stock options in the fourth quarter of 2010 than we have historically granted.

As a result of these unanticipated awards, only 1,173,866 shares of Common Stock remained available for awards under the equity incentive plan as of April 12, 2011.  The Board believes that this remaining pool would be inadequate to enable us to continue to compensate our officers, directors and employees in a manner consistent with the philosophies and goals of our overall compensation program.  Accordingly, the Board has determined that it would be in the best interests of the Company and its stockholders to increase the number of shares available for issuance under the equity incentive plan by an additional 3,000,000 shares.  The Board, therefore, adopted the Third Amendment to the equity incentive plan, subject to stockholder approval of this proposal.

We are seeking stockholder approval of the Third Amendment to the equity incentive plan in accordance with the requirements of The NASDAQ Global Select Market Rules.  Such approval is also required to enable awards issuable under the equity incentive plan to qualify as “performance–based compensation” that is exempt from the $1 million deduction limit imposed by Section 162(m) of the Internal Revenue Code.

We believe that appropriate equity incentives are important to our ability to attract and retain the highest caliber of employees and directors, to link incentive rewards to our performance, to encourage employee and director ownership in the Company, and to align the interests of our employees and directors to those of our stockholders.  The approval of the proposed Third Amendment to the equity incentive plan will enable us to continue to provide such incentives.

The following summary of the material provisions of the equity incentive plan is qualified in its entirety by reference to the full text of the plan which is attached as Annex A to this document.

Administration

The equity incentive plan is administered by the Compensation Committee of the Board.  The Compensation Committee is composed entirely of independent directors.  Subject to the terms of the equity incentive plan, the Compensation Committee may grant awards under the equity incentive plan, establish the terms and conditions for those awards, construe and interpret the equity incentive plan and establish the rules for the equity incentive plan's administration.

Eligibility

Awards may be granted to our employees and the employees of our subsidiaries and affiliates, as well as our subsidiaries’ and affiliates’ non–employee directors and consultants.  The Compensation Committee has the authority to determine which employees, consultants and non–employee directors should receive awards.  The equity incentive plan does not limit the number of employees, directors or consultants who may receive awards.  We and our subsidiaries, in the aggregate, currently employ approximately 770 individuals.

Shares Available for Grant

Awards may be made under the equity incentive plan with respect to 13,500,000 shares of Common Stock prior to the amendment and 16,500,000 shares of Common Stock after giving effect to the amendment.  As of April 12, 2011 and prior to increasing the number of shares available under the plan, 1,173,866 shares remain available for issuance.  Forfeited and lapsed awards are not counted against the equity incentive plan limits.

Types of Awards

The Compensation Committee may grant non–statutory stock options, incentive stock options, stock grants, stock appreciation rights, performance units and stock units under the plan.  Non–employee directors and consultants may not receive incentive stock options.  The maximum number of shares that may be issued under the equity incentive plan through incentive stock options is 5,000,000 shares of Common Stock.

Tax Treatment of Stock Options — U. S. Participants

A stock option is the right to purchase shares of Common Stock at a specified price as determined by the Compensation Committee.  The exercise price of stock options under the equity incentive plan will not be less than 100% of the fair market value of a share of Common Stock on the date the option is granted, except in certain corporate acquisitions where options may be issued under the equity incentive plan in substitution for previously issued options of the acquired entity.  Incentive stock options and non–statutory stock options differ primarily in their tax treatment.  A U. S. participant receiving an incentive stock option will recognize no income or gain on the grant or the exercise of the incentive stock option (except that the alternative minimum tax may apply).  Any gain realized upon the disposition of the underlying Common Stock will be taxed as long term capital gain if the U. S. participant holds the shares of Common Stock for at least two years after the date of the grant of the incentive stock option and one year after the date of exercise.  Merge Healthcare will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option by a U. S. employees except where the holding period requirements are not satisfied.  A U. S. participant receiving a non–statutory stock option will not be taxed on the grant of the option.  Upon exercising the non–statutory stock option, the U. S. participant will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Common Stock on the date of exercise.  Upon a subsequent sale of the shares acquired pursuant to the non–statutory stock option, the U. S. participant will have taxable capital gain or loss measured by the difference between the amount realized on the disposition and the tax basis of the shares of Common Stock (the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).  Merge Healthcare will be entitled to a business expense deduction in the same amount and at the same time as the U. S. participant recognizes ordinary income on the exercise of the non–statutory stock option, subject to limits under Section 162 of the Internal Revenue Code (relating to the $1,000,000 cap on compensation).

Tax Treatment of Stock Options — Canadian Participants

Canadian participants will receive non–statutory stock options.  A Canadian participant receiving a non–statutory stock option will not be taxed on the grant of the option.  Upon exercising the non–statutory stock option, the Canadian participant will recognize income in an amount equal to the difference between the exercise price and the fair market value of the Common Stock on the date of exercise.  The Canadian participant will, however, be allowed a deduction equal to 50% of the income recognized.  On a subsequent sale of the shares acquired pursuant to the non–statutory stock option by the Canadian participant, the full value of the amount taxed to the Canadian participant is added in computing the Canadian participant's basis in the shares.  Merge Healthcare will not be entitled to a business expense deduction with respect to non–statutory options exercised by Canadian participants.

Stock Appreciation Rights

The Compensation Committee may also grant stock appreciation rights.  A stock appreciation right is the right to receive a cash payment equal to the appreciation of a share of Common Stock above a specified price determined by the Compensation Committee.  The specified price will not be less than 100% of the fair market value of a share of Common Stock on the date the stock appreciation right is granted.  Upon exercising the stock appreciation rights, the participant will recognize ordinary income in an amount equal to the cash payment received by the participant.

Stock Grants

The Compensation Committee may also make stock grants.  A stock grant is the award of Common Stock to a participant accompanied by such restrictions as may be determined by the Compensation Committee.  Generally, such stock grants will be subject to a vesting requirement or the satisfaction of designated individual or company performance objectives.  Restricted stock is taxable to the participant when the stock is vested and performance requirements are satisfied.  Merge Healthcare generally receives a deduction equal to the value of the stock at the time the vesting and performance requirements are satisfied.

Stock Unit Grants and Performance Unit Grants

A stock unit grant is the award of cash equal to the value of a share of Common Stock of Merge Healthcare.  A performance unit grant has a value established by the Compensation Committee.  Awards of stock units and performance units will generally be subject to vesting requirements or the satisfaction of performance requirements.  The value of stock units or performance units received by a participant is taxable to the participant when the units are vested and performance requirements are satisfied.  Merge Healthcare generally receives a deduction in the year the recipient recognizes income for the value received by the participant, subject to limits under Section 162 of the Internal Revenue Code (relating to the $1,000,000 cap on compensation).

Limits on Awards

An individual recipient may not receive awards with respect to more than 750,000 shares in any calendar year.  No participant may be granted an award under the plan in any year which would result in a cash payment which exceeds 500% of the participant's base compensation in the year of grant or the prior year.

Performance Based Compensation

Incentive stock options, non–statutory stock options and stock appreciation rights are intended to be performance based compensation within the meaning of Section 162(m) of the Internal Revenue Code (relating to an exception from the $1,000,000 cap on deductible compensation).  The Compensation Committee may also attempt to qualify stock grants, performance unit grants and stock unit grants as performance based compensation.  The performance goals will be based on earnings per share; net income (before or after taxes); net income from continuing operations; return on assets, equity, capital or investment; cash flow; cash flow return on investments; earnings before or after taxes, interest, depreciation and/or amortization; internal rate of return or increase in net present value; dividend payments; gross revenues; gross margins; internal measures generally recognized in the industry; and share price.

Accelerated Vesting

To the extent that an award is subject to a vesting schedule, vesting may be accelerated at the discretion of the Compensation Committee, including upon a change in control (as such term is defined below). To the extent an award is subject to performance requirements, such requirements may be deemed satisfied on an early termination of employment, at the discretion of the Compensation Committee, including upon a termination in connection with a change in control. A change in control includes, generally speaking, any of the following: a person obtaining control over 50% of Merge's voting stock, a majority of directors who are not approved by the incumbent directors are elected to our Board, a merger, consolidation or similar transaction in which our stockholders do not own a majority of the shares of the surviving entity, or a sale of substantially all of Merge Healthcare's assets.

Adjustments

In the event of a change in the outstanding shares of Merge Healthcare Common Stock due to a stock split, stock dividend, recapitalization, merger, consolidation, spin off, reorganization or repurchase or exchange of the shares of Merge Healthcare Common Stock, the Compensation Committee will take action to prevent a dilution or enlargement of benefits under the equity incentive plan.  These actions include adjusting the number of shares of Common Stock that may be issued under the equity incentive plan, including the share limitation and (1) the number of shares; (2) the price of shares subject to outstanding awards; and (3) the consideration to be paid upon the exercise of any award.

Amendment and Termination

The Merge Healthcare Board may amend or terminate the equity incentive plan at any time, but no such amendment or termination may adversely affect the rights of a participant with respect to outstanding awards, except that Merge Healthcare may, in the event of a change in control of the Company, either:  (1) terminate the equity incentive plan and pay participants the value of outstanding awards; or (2) replace the awards with substantially similar awards granted under a plan of another party to the change in control.  No awards may be granted under the equity incentive plan after May 24, 2015, the tenth anniversary of the effective date of the equity incentive plan. Stockholder approval is required for certain material amendments to the equity incentive plan.

Merge stockholders should read the equity incentive plan, which is attached as Annex A to this Proxy Statement, carefully before deciding how to vote.

New Benefits Under the 2005 Equity Incentive Plan, as amended

The Compensation Committee has not granted any awards under the equity incentive plan that are contingent on stockholder approval of the amendment to increase the number of shares available for awards under the plan.  All future grants of awards under the equity incentive plan that will be made to eligible officers, employees and Directors are subject to the discretion of the Compensation Committee and, therefore, are not determinable at this time.

RECOMMENDATION OF THE BOARD

The Board unanimously recommends a vote “FOR” amending the Merge Healthcare Incorporated 2005 Equity Incentive Plan to increase the number of shares of Common Stock issuable under the plan.

EQUITY COMPENSATION PLAN SUMMARY

The following table provides information about the Company’s equity compensation plans as of December 31, 2010.
	Number of securities to be issued upon exercise of outstanding options		Weighted– average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by stockholders	7,959,110	(1)	$ 2.94	2,502,524	(2)
Equity compensation plans not approved by stockholders	––		––	––
Total	7,959,110		$ ––	2,502,524
____________
(1)	Represents outstanding options to purchase the Company’s Common Stock.
(2)	Represents options available to purchase the Company’s Common Stock under the 2005 Equity Incentive Plan.

STOCKHOLDER PROPOSAL THREE – RATIFICATION OF THE
APPOINTMENT OF BDO USA, LLP AS OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR 2010

BACKGROUND

The Audit Committee of our Board has selected BDO USA, LLP, to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2011.  BDO Seidman, LLP, which subsequently changed its name to BDO USA, LLP, was our independent registered public accounting firm and has audited our consolidated balance sheet as of  December 31, 2008, December 31, 2009 and December 31, 2010, respectively, and the consolidated statements of operations, stockholders’ equity, comprehensive income (loss) and cash flows for the years then ended.

Representatives of BDO USA, LLP will be present at our Annual Meeting.  They will have the opportunity to make a statement if they so desire and to respond to appropriate questions.

REASONS FOR THE PROPOSAL

Selection of our independent registered public accounting firm is not required to be submitted for stockholder approval, but the Audit Committee of our Board is seeking ratification of its selection of BDO USA, LLP as a matter of good corporate practice.  If our stockholders do not ratify this selection, the Audit Committee of our Board will consider it a direction to select another independent registered public accounting firm for 2011.  Even if the selection is ratified, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our and our stockholders’ best interests.

VOTE REQUIRED AND RECOMMENDATION OF THE BOARD OF DIRECTORS

To ratify the selection of BDO USA, LLP as our independent registered public accounting firm, the votes cast for ratification must be the majority of shares present and entitled to vote (in person or by proxy) at the Annual Meeting.  Unless otherwise specified, the proxies solicited hereby will be voted in favor of the ratification of BDO USA, LLP as our independent registered public accounting firm for 2011.

RECOMMENDATION OF THE BOARD

The Board unanimously recommends a vote “FOR” ratification of the selection of BDO USA, LLP as our independent registered public accounting firm for the 2011 fiscal year.

AUDIT AND NON–AUDIT FEES

The following table presents fees for professional services rendered by our independent registered public accounting firm for the audit of Merge Healthcare’s annual financial statements for the years ended December 31, 2010 and December 31, 2009.

	2010	2009
Audit fees (*)	$1,524,544	$767,814
Audit–related fees	––	––
Tax	––	––
All other fees	––	––
Total fees	$1,524,544	$767,814
___________________
(*)	Audit fees include fees for the annual financial statement audit, quarterly reviews, comfort letters, consents and review of, and assistance with, Current Reports on Form 8–K.

POLICY ON AUDIT COMMITTEE PRE–APPROVAL OF AUDIT AND PERMISSIBLE NON–AUDIT SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Consistent with the Commission and the Public Company Accounting Oversight Board (“PCAOB”) requirements regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm.  In recognition of this responsibility, the Audit Committee has established a policy to pre–approve all audit and permissible non–audit services provided by the independent registered public accounting firm.

Prior to engagement of the independent registered public accounting firm for each year’s audit, management will submit a list to the Audit Committee for its approval of services and related fees expected to be rendered and fees expected to be incurred during that year within each of four (4) categories of services to the Audit Committee for approval.

•
Audit services include audit work performed on the financial statements and internal control over financial reporting, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including quarterly reviews, comfort letters, statutory audits, and discussions surrounding the proper application of financial accounting and/or reporting standards.

•
Audit–Related services are for assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

●
Tax services include all services, except those services specifically related to the audit of the financial statements, performed by the independent registered public accounting firm’s tax personnel, including tax analysis; assisting with coordination of execution of tax–related activities, primarily in the area of corporate development; supporting other tax–related regulatory requirements; and tax compliance and reporting.  The Company generally does not request such services from the independent registered public accounting firm.

•
All Other services are those services not captured in the audit, audit–related or tax categories.  The Company generally does not request such services from the independent registered public accounting firm.

The Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service.  During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre–approval categories.  In those instances, the Audit Committee requires specific pre–approval before engaging the independent registered public accounting firm.  The Audit Committee may delegate pre–approval authority to one or more of its members.  The member to whom such authority is delegated must report any pre–approval decisions to the Audit Committee at its next scheduled meeting.

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the Commission, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act or the Exchange Act.

We, the members of the Audit Committee, represent the following:

1.	The Audit Committee has reviewed and discussed Merge Healthcare’s audited financial statements with management;

2.
The Audit Committee has discussed with BDO USA, LLP, Merge Healthcare’s independent registered public accounting firm for fiscal year 2010, the matters required to be discussed by Statement of Auditing Standards No. 61 (Codification of Statements on Auditing Standards), as may be modified or supplemented;

3.
The Audit Committee has received the written disclosures and the letter from BDO USA, LLP required by the Public Company Accounting Oversight Board rule that relates to independence (Rule 3526), as may be modified or supplemented, and has discussed with BDO USA, LLP, its independence as Merge Healthcare’s independent registered public accounting firm; and

4.
Based on the review and discussions referred to above, the Audit Committee recommended to our Board that the audited financial statements be included in Merge Healthcare’s Annual Report on Form 10–K for the year ended December 31, 2010, for filing with the Commission.

The Audit Committee

Neele E. Stearns, Jr., Chairperson
Dennis Brown
Gregg G. Hartemayer
Richard A. Reck

STOCKHOLDER PROPOSAL FOUR – STOCKHOLDER APPROVAL OF
EXECUTIVE COMPENSATION

The recently enacted Dodd–Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd–Frank Act”) enables the Company’s stockholders to vote to approve, on an advisory and non–binding basis, the compensation of the Company’s Named Executive Officers as disclosed in this Proxy Statement in accordance with Commission rules.

As we convey in the “Compensation Discussion and Analysis,” our executive compensation program is intended to deliver competitive total compensation upon achievement of performance objectives and has been developed consistent with our strategy to attract, motivate and develop leaders who will drive the creation of stockholder value.  Our executive compensation is discussed in further detail under “Compensation Discussion and Analysis” and “Compensation of Executive Officers and Directors,” which includes information about the 2010 compensation of our named executive officers.

The Company is asking its stockholders to indicate their support for the compensation paid to the Company’s named executive officers.  This proposal is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the philosophy, policies and practices described in this Proxy Statement.  Accordingly, the Company is asking its stockholders to vote “FOR” the following resolution at the Annual Meeting.

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2011 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the United States Securities and Exchange Commission”

The vote on executive compensation is advisory, and therefore not binding; however, the Compensation Committee will consider the outcome of the vote when considering future executive compensation arrangements.

RECOMMENDATION OF THE BOARD

The Board unanimously recommends a vote “FOR” the approval of the compensation paid to the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to the Commission’s compensation disclosure rules.

STOCKHOLDER PROPOSAL FIVE – FREQUENCY OF THE STOCKHOLDER
ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd–Frank Act enables the Company’s stockholders to vote to approve, on an advisory and non–binding basis, the frequency of the stockholder advisory vote on executive compensation.  After considering the benefits and consequences of each option for holding the advisory vote on the compensation of our Named Executive Officers, the Board of Directors recommends that stockholders approve holding the advisory vote on the compensation of our Named Executive Officers once every three years.

Our Board has determined that an advisory vote on our executive compensation that occurs once every three years is appropriate for our Company and our stockholders at this time.  We believe that a vote every three years provides a suitable time frame that allows us to obtain information on stockholders’ views of our executive compensation on a basis consistent with our desire to develop and implement any adjustments to our executive compensation program that we determine are appropriate after taking into consideration the results of any past advisory vote on executive compensation, yet remaining consistent with our compensation philosophy.  Additionally, a triennial advisory vote on executive compensation will provide the Board of Directors and the Compensation Committee with regular direct input from stockholders on our executive compensation policies, practices and procedures, in a manner consistent with our objectives of engaging in regular dialogue with our stockholders on corporate governance matters, including our executive compensation philosophy, policies and programs.

For the reasons discussed above, the Board of Directors recommends that stockholders vote in favor of holding an advisory vote on executive compensation once every three years at our annual meeting of stockholders.

The proxy card provides stockholders with the opportunity to choose among four options (holding the vote once every year, every two years or every three years, or abstaining) and, therefore, stockholders will not be voting to approve or disapprove the recommendation of the Board of Directors.

RECOMMENDATION OF THE BOARD

The Board of Directors unanimously recommends that stockholders vote for a stockholder advisory vote on executive compensation once EVERY THREE YEARS.

STOCKHOLDER PROPOSALS

We did not receive any stockholder proposals for inclusion in this year’s Proxy Statement.  If a stockholder wishes to present a proposal to be included in the proxy statement for the next Annual Meeting of Stockholders, the proposal must be submitted in writing and received by our General Counsel and Corporate Secretary at our offices no later than December 24, 2011.

To bring business before an Annual Meeting, a stockholder must submit a timely notice that complies with the requirements of our Bylaws.  Our Bylaws require, among other things, that the notice contain a brief description of the business desired to be brought before the meeting and, if such business includes a proposal to amend our Bylaws, the language of the proposed amendment, the Stockholder’s reasons for conducting the business at the meeting and any material interest in such business of the stockholder.  Our Bylaws are available free of charge on file with the Commission, by searching the EDGAR archives at www.sec.gov, on line at www.merge.com/about/governance.aspx, or by written request to our General Counsel and Corporate Secretary at 900 Walnut Ridge Drive, Hartland, Wisconsin  53029.

ANNUAL REPORT ON FORM 10–K

We will provide without charge to each person to whom a copy of this Proxy Statement has been delivered, upon written or oral request, a copy of our Company’s Annual Report on Form 10–K for the year ended December 31, 2010.  Requests should be made to the office of the General Counsel and Corporate Secretary at 900 Walnut Ridge Drive, Hartland, Wisconsin 53029; telephone number (262) 367–0700 or at shareholderinfo@merge.com.

Annex A

MERGE HEALTHCARE INCORPORATED

2005 EQUITY INCENTIVE PLAN, AS AMENDED
(CONFORMED THROUGH THE THIRD AMENDMENT)

1.           PURPOSE.

The purpose of the Merge Healthcare Incorporated 2005 Equity Incentive Plan (the “Plan”) is to advance the interests of Merge Healthcare Incorporated (the “Company”) and its shareholders by providing Directors, Consultants and those key employees of the Company and its Subsidiaries and Affiliates, upon whose judgment, initiative and efforts the successful conduct of the business of the Company and its Affiliates largely depends, with additional incentive to perform in a superior manner.  A purpose of the Plan also is to attract and retain personnel of experience and ability to the service of the Company and its Affiliates, and to reward such individuals for achievement of corporate and individual performance goals.

2.           DEFINITIONS.

           (a)           “Affiliate” means an affiliate as that term is defined in Rule 12b–2 of the General Rules and Regulations of the Exchange Act; provided that, for purposes of determining Employees who may receive grants of Options or Stock Appreciation Rights that are exempt from Code Section 409A, the term “Affiliate” means any corporation in a chain of corporations or other entities beginning with the Company in which each corporation or other entity has a controlling interest in the other entity or corporation, with controlling interest determined pursuant to Treasury regulation section 1.414(c)-2(b)(2)(i) except that the phrase “at least 20 percent” shall be used in place of the phrase “at least 80 percent” each place such phrase is used therein.

           (b)           “Award” means a Stock Grant, a Performance Unit Grant, a Stock Unit Grant or a grant of Stock Appreciation Rights, Non–statutory Stock Options or Incentive Stock Options pursuant to the provisions of this Plan.

           (c)           “Board of Directors” or “Board” means the board of directors of the Company.

           (d)           “Code” means the Internal Revenue Code of 1986, as amended.

           (e)           “Change in Control” of the Company shall have occurred when (i) any “person”, as the term is used in Section 3 of the Exchange Act (other than a Company employee benefit plan) is or becomes the “beneficial owner” as defined in Rule 16a–1 under the Exchange Act, directly or indirectly, of securities of the Company representing 50% or more of the Company’s outstanding securities ordinarily having the right to vote in the election of directors; (ii) individuals who constitute the Board on the date hereof (the “Incumbent Board”), cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three–quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company’s shareholders was approved by the same nominating committee serving under an Incumbent Board, shall be, for purposes of this clause (ii) considered as though he or she were a member of the Incumbent Board; (iii) consummation of a plan of reorganization, merger, or consolidation, in which the shareholders of the Company own less than 50% of the outstanding voting securities of the surviving entity; or (iv) a sale of substantially all of the Company’s assets, a liquidation

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or dissolution of the Company or a similar transaction.  Notwithstanding the foregoing, the consummation of the transactions contemplated by the Merger Agreement between the Company, Merge Cedara ExchangeCo Limited and Cedara Software Corp. shall not constitute a Change in Control.

Notwithstanding the foregoing, if an Award provides for the payment of deferred compensation that is subject to (and not exempt from) Code Section 409A, and if payment will be made under such Award upon a Change in Control, then the definition of Change in Control herein shall be deemed amended, to the minimum extent necessary, to conform to the requirements of Code Section 409A and the Administrator may include such an alternate definition of a Change in Control in the agreement or notice governing such Award.

           (f)           “Committee” means the Compensation Committee of the Board, consisting of two or more Directors appointed by the Board pursuant to Section 3 hereof who are  “non–employee directors,” as defined in Rule 16b–3 promulgated by the SEC under the Exchange Act and “outside directors” as defined in Treas. Reg. 1.162–27 promulgated under the Code.

           (g)           “Common Stock” means the Common Stock of the Company, $.01 par value per share.

           (h)           “Consultant” means an individual, corporation, partnership, LLC or LLP providing services to the Company in an independent contractor capacity.

           (i)           “Date of Grant” means the date an Award is effective pursuant to the terms hereof.

           (j)           “Director” means a Director of the Company or a Subsidiary or Affiliate of the Company who is not also an Employee.

           (k)           “Disability” means disability as defined in Code Section 409A.

           (l)           “Employee” means any person who is employed by the Company or a Subsidiary or Affiliate of the Company on a full–time or part–time basis.

           (m)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

           (n)           “Fair Market Value” shall mean, as of any date, (i) the closing price of the Common Stock on the principal national stock exchange on which the shares are listed on such date or, if shares were not traded on such date, then on the next preceding trading day during which a sale occurred; or (ii) if such stock is not listed on an exchange but is quoted on NASDAQ or a successor quotation system, (1) the last sales price (if the stock is then listed as a National Market Issue under the NASD National Market System) or (2) the mean between the closing representative bid and asked prices (in all other cases) for the stock on such date as reported by NASDAQ or such successor quotation system; or (iii) if such stock is not listed on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for the stock on such date, as determined in good faith by the Committee; or (iv) if the Common Stock is not publicly traded, the fair market value established by the Committee acting in good faith.

           (o)           “Incentive Stock Option” means an Option granted by the Committee to a Participant, which Option is designated as an Incentive Stock Option pursuant to Section 9 of this Plan.

           (p)           “Non–statutory Stock Option” means an Option granted to a Participant and which is not an Incentive Stock Option.

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           (q)           “Option” means an Award granted under Section 8 or Section 9 of this Plan.

           (r)           “Participant” means an Employee of the Company or a Subsidiary or Affiliate chosen by the Committee to participate in the Plan, a Director of the Company or a Subsidiary or Affiliate of the Company chosen by the Committee to participate in the Plan or a Consultant to the Company or a Subsidiary or Affiliate of the Company chosen by the Committee to participate in the Plan.

           (s)           “Performance Unit Grant” means a grant of a unit having a value determined by the Committee, accompanied by such restrictions as may be determined by the Committee under Section 10 of the Plan.

           (t)           “Plan Year(s)” means a calendar year or years commencing on or after January 1, 2005.

           (u)           “SEC” means the Securities and Exchange Commission.

           (v)           “Stock Appreciation Right” means a grant of a right to receive a payment equal to the appreciation in the value of a share of Common Stock accompanied by such restriction as may be determined by the Committee under Section 11 of the Plan.

           (w)           “Stock Grant” means a grant of shares of Common Stock accompanied by such restrictions as may be determined by the Committee under Section 7 of the Plan.

           (x)           “Stock Unit Grant” means a grant of a unit having a value based on the value of the Company’s Common Stock accompanied by such restrictions as may be determined by the Committee under Section 10 of the Plan.

           (y)           “Subsidiary” means a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

           (z)           “Termination for Misconduct” means the termination of a Participant for gross negligence, commission of a felony or material violation of any established Company policies.

3.           ADMINISTRATION.

           3.1           General.  The Plan shall be administered by the Committee.  The members of the Committee shall be appointed by the Board.  The Committee shall act by vote of a majority of its members or unanimous written consent.  The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make whatever determinations and interpretations in connection with the Plan it deems necessary or advisable with respect to Participants.  All determinations and interpretations made by the Committee shall be binding and conclusive on such Participants and on their legal representatives and beneficiaries.  In determining the number of shares of Common Stock with respect to which Options, Stock Appreciation Rights and Stock Grants, Performance Unit Grants or Stock Unit Grants are exercisable, fractional shares will be rounded up to the nearest whole number if the fraction is 0.5 or higher, and down if it is less.

           3.2           Limitation on Liability.  No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any rule, regulation or procedure adopted by it pursuant thereto or any Awards granted under it.  If a member of the Committee is a party or is threatened to be made a party to any threatened, pending or contemplated action, suit or proceeding, whether civil,

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criminal, administrative or investigative, by reason of anything done or not done by him or her in such capacity under or with respect to the Plan, the Company shall indemnify such member against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he or she acted in good faith and in a manner reasonably believed to be in the best interests of the Company, and its Subsidiaries and Affiliates and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

4.           TYPES OF AWARDS.

           Awards under the Plan may be granted in any one or a combination of:

           (a)           Stock Grants;

           (b)           Non–statutory Stock Options;

           (c)           Incentive Stock Options;

           (d)           Stock Unit and Performance Unit Grants;

           (e)           Stock Appreciation Rights

as defined in paragraphs 7, 8, 9, 10 and 11 of the Plan.

           The Committee shall, in its discretion, determine from time to time which Participants will be granted Awards under the Plan, the number of shares of Common Stock subject to each Award, whether each Option will be an Incentive Stock Option or a Non-statutory Stock Option (except that Incentive Stock Options may not be awarded to Consultants or Directors), the exercise price of an Option or Stock Appreciation Right and the restrictions, if any, which will be applicable to each Stock Grant, Performance Unit Grant or Stock Unit Grant.  In making all such determinations, the Committee shall take into account the duties, responsibilities and performance of each respective Participant, his or her present and potential contributions to the growth and success of the Company, his or her compensation and such other factors as the Committee shall deem relevant to accomplishing the purposes of the Plan.

           No Participant shall have any voting or dividend rights or other rights of a shareholder in respect of any shares of Common Stock covered by an Option prior to the time the shares have been issued to the Participant.

5.           STOCK SUBJECT TO THE PLAN.

           Subject to adjustment as provided in Section 17, the maximum number of shares reserved for Stock Grants, Stock Appreciation Rights Grants, Performance Unit Grants and Stock Unit Grants and for purchase pursuant to the exercise of Options granted under the Plan is Sixteen Million Five Hundred Thousand (16,500,000) shares of Common Stock.  The maximum aggregate number of shares that may be issued under the Plan through Incentive Stock Options is Five Million (5,000,000).

           Of the total shares of Common Stock available under the Plan, Awards with respect to no more than Seven Hundred Fifty Thousand (750,000) shares of Common Stock shall be issued to any Participant in any calendar year.  No Participant may be granted Performance Unit Grants and/or Stock Unit Grants in any calendar year if the value of such Awards exceeds (or would exceed if performance goals are satisfied) 500% of the Participant’s total compensation during the current year (or if greater, 500% of the Participant’s compensation during a prior year).

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           The shares of Common Stock to be subject to the Plan may be either authorized but unissued shares or shares previously issued and reacquired by the Company.  To the extent that the Plan provides for the issuance of stock certificates with respect to Common Stock, the Company may, in lieu thereof, record the shares on a book entry account maintained by the Company’s transfer agent.  To the extent that Options are granted and Stock Appreciation Rights Grants, Stock Grants, Performance Unit Grants and Stock Unit Grants are made under the Plan, the shares underlying such Options, Stock Appreciation Rights Grants, Stock Grants, Performance Unit Grants and Stock Unit Grants will be unavailable for future grants under the Plan except that, to the extent that the Options, Stock Appreciation Rights Grants, Stock Grants, Performance Unit grants and Stock Unit Grants granted under the Plan terminate, expire, are canceled or are forfeited without having been exercised, new Awards may be made with respect to such shares.

6.           ELIGIBILITY.

Officers and other Employees (including Employees who also are Directors of the Company or its Subsidiaries or Affiliates) shall be eligible to receive Stock Grants, Performance Unit Grants, Stock Unit Grants, Incentive Stock Options, Stock Appreciation Rights and Non–statutory Stock Options under the Plan.  Directors and Consultants shall be eligible to receive Stock Grants, Stock Unit Grants, Stock Appreciation Rights and Non-statutory Stock Options under the Plan.

7.           STOCK GRANTS.

           7.1           General Terms.  Each Stock Grant may be accompanied by such restrictions, or may be made without any restrictions, as may be determined in the discretion of the Committee.  Such restrictions may include, without limitation, requirements that the Participant remain in the continuous employment of the Company or its Subsidiaries or Affiliates for a specified period of time, or that the Participant meet designated individual performance goals, or that the Company and/or one or more of its Subsidiaries or Affiliates meet designated performance goals.

           7.2           Issuance Procedures.  A stock certificate representing the number of shares of Common Stock covered by a Stock Grant shall be registered in the Participant’s name and may be held by the Participant; provided however, if a Stock Grant is subject to certain restrictions, the shares of Common Stock covered by such Stock Grant shall be registered in the Participant’s name and held in custody by the Company.  Unless the Committee determines otherwise, a Participant who has been awarded a Stock Grant shall have the rights and privileges of a shareholder of the Company as to the shares of Common Stock covered by a Stock Grant, including the right to receive dividends and the right to vote such shares.  None of the shares of Common Stock covered by the Stock Grant may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of prior to the expiration or satisfaction of any applicable restrictions or performance requirements.  All of the shares of Common Stock covered by a Stock Grant shall be forfeited and all rights of a Participant who has been awarded such Stock Grant to such shares shall terminate without further obligation on the part of the Company in the event that any applicable restrictions or performance requirements do not expire or are not satisfied.  Upon forfeiture of shares of Common Stock, such shares shall be transferred to the Company without further action by the Participant.  Upon the expiration or satisfaction of any applicable restrictions, whether in the ordinary course or under circumstances set forth in Section 7.3, certificates evidencing shares of Common Stock subject to the related Stock Grant shall be delivered to the Participant, or the Participant’s beneficiary or estate, as the case may be, free of all such restrictions.

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           7.3           Accelerated Vesting.

           (a)           Termination of Service.  If a Participant terminates service prior to vesting in any Stock Grant, all outstanding unvested Stock Grants shall be forfeited by such Participant; provided, however, that vesting may be accelerated in the sole discretion of the Committee.

           (b)           Change in Control.  The vesting of all or part of an outstanding Stock Grant may be accelerated, in the sole discretion of the Board, in the event there is a Change in Control of the Company.

8.           NON–STATUTORY STOCK OPTIONS.

8.1	Grant of Non–statutory Stock Options.

           (a)           Grants to Employees and Directors.  The Committee may, from time to time, grant Non–statutory Stock Options to Participants.

           (b)           Terms of Non–Statutory Options.  Non–statutory Stock Options granted under this Plan are subject to the following terms and conditions:

                      (i)           Price.  The purchase price per share of Common Stock deliverable upon the exercise of each Non–statutory Stock Option shall be determined on the date the option is granted.  Such purchase price shall be the Fair Market Value of the Company’s Common Stock on the Date of Grant or such greater amount as determined by the Committee; provided, however, that the purchase price of a Non–statutory Stock Option granted under this Plan may be less than the Fair Market Value of the Common Stock on the date of Grant if the Grant: (i) involves the substitution of a Non–statutory Stock Option under this Plan for an outstanding option under another plan pursuant to a corporate transaction; and (ii) the requirements of Treas. Reg. 1.424–1 would be met if the Non–statutory Stock Option was an Incentive Stock Option.  Shares may be purchased only upon full payment of the purchase price in such manner as the Committee specifies, provided, however, that a Participant may exercise an Option through a cashless exercise as permitted by Federal Reserve Board Regulation T and the Company shall make reasonable efforts to facilitate such exercise.

                      (ii)           Terms of Options.  The term during which each Non–statutory Stock Option may be exercised shall be fifteen years from the Date of Grant, or such shorter period determined by the Committee.  The Committee shall determine the date on which each Non–statutory Stock Option shall become vested and may provide that a Non–statutory Stock Option shall become vested in installments.  The shares comprising each installment may be purchased in whole or in part at any time after such installment becomes vested.  The Committee may, in its sole discretion, accelerate the time at which any Non–statutory Stock Option becomes vested in whole or in part.

                      (iii)           Termination of Service.  Upon the termination of a Participant’s service for any reason other than Termination for Misconduct, the Participant’s Non–statutory Stock Options shall be exercisable only as to those shares which were vested at the date of termination and only for a period of six months following termination unless otherwise determined by the Committee in its sole discretion.

                      In the event of Termination for Misconduct, all rights under the Participant’s Non–statutory Stock Options shall expire upon termination of employment.

                      The vesting of all or a part of a Grant or Non–statutory Stock Options may be accelerated, in the sole discretion of the Board, in the event there is a Change in Control of the Company.

                      (iv)           Options for Cedara Employees.  Notwithstanding anything to the contrary in this Plan, Non–statutory options may be issued under this Plan to employees, former employees, directors and

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former directors of Cedara Software Corp. (and its affiliates) on the terms and conditions identified in the Merger Agreement between the Company, Merge Cedara ExchangeCo Limited and Cedara Software Corp.

9.           INCENTIVE STOCK OPTIONS.

           9.1           Grant of Incentive Stock Options.

           The Committee may, from time to time, grant Incentive Stock Options to Employees.  Incentive Stock Options granted pursuant to the Plan shall be subject to the following terms and conditions:

           (a)           Price.  The purchase price per share of Common Stock deliverable upon the exercise of each Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Company’s Common Stock on the Date of Grant; provided, however, that the purchase price of an Incentive Stock Option granted under this Plan may be less than the Fair Market Value of the Common Stock on the Date of Grant if the Grant: (i) involves the substitution of an Incentive Stock Option for an outstanding incentive stock option under another plan pursuant to a corporate transaction; and (ii) the requirements of Treas. Reg. 1.424–1 are met with respect to the substitution.  However, if a Participant owns Common Stock representing more than 10% of the total combined voting power of all classes of Common Stock of the Company (or under Section 425(d) of the Code is deemed to own Common Stock representing more than 10% of the total combined voting power of all such classes of Common Stock), the purchase price per share of Common Stock deliverable upon the exercise of each Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Company’s Common Stock on the Date of Grant.  Shares may only be purchased on full payment of the purchase price, provided, however, that a Participant may exercise an Option through a cashless exercise as permitted by Federal Reserve Board Regulation T and the Company shall use reasonable efforts to facilitate such exercise.

           (b)           Amounts of Options.  Incentive Stock Options may be granted to any Employee in such amounts as determined by the Committee.  In the case of an option intended to qualify as an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time the option is granted) of the Common Stock with respect to which Incentive Stock Options granted are exercisable for the first time by the Participant during any calendar year (under all plans of the Participant’s employer corporation and its parent and subsidiary corporations) shall not exceed $100,000.  The provisions of this Section 9.1(b) shall be construed and applied in accordance with Section 422(d) of the Code and the regulations, if any, promulgated thereunder.  To the extent an award under this Section 9.1 exceeds this $100,000 limit, the portion of the award in excess of such limit shall be deemed a Non–statutory Stock Option.

           (c)           Terms of Options.  The term during which each Incentive Stock Option may be exercised shall be determined by the Committee, but in no event shall an Incentive Stock Option be exercisable in whole or in part more than ten years from the Date of Grant.  If at the time an Incentive Stock Option is granted to an Employee, the Employee owns Common Stock representing more than 10% of the total combined voting power of the Company (or, under Section 425(d) of the Code, is deemed to own Common Stock representing more than 10% of the total combined voting power of all such classes of Common Stock), the Incentive Stock Option granted to such Employee shall not be exercisable after the expiration of five years from the Date of Grant.

           No Incentive Stock Option granted under this Plan is transferable except by will or the laws of descent and distribution and is exercisable in his lifetime only by the Employee to whom it is granted.  After death an Incentive Stock Option may be exercised by the beneficiary described in Section 16 below.

           The Committee shall determine the date on which each Incentive Stock Option shall become vested and may provide that an Incentive Stock Option shall become vested in installments.  The shares

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comprising each installment may be purchased in whole or in part at any time after such installment becomes vested, provided that the amount able to be first exercised in a given year is consistent with the terms of Section 422 of the Code.  The Committee may, in its sole discretion, accelerate the time at which any Incentive Stock Option becomes vested in whole or in part, provided that it is consistent with the terms of Section 422 of the Code.

           (d)           Termination of Service.  Upon the termination of a Participant’s service for any reason other than Termination for Misconduct, the Incentive Stock Options shall be exercisable only as to those shares which were vested at the date of termination and only for a period of six months following termination (unless otherwise determined by the Committee in its sole discretion); provided, however, that such option shall not be eligible for treatment as an Incentive Stock Option in the event such option is exercised more than three months following the date of the Participant’s cessation of employment.

           In the event of Termination for Misconduct, all rights under the Participant’s Incentive Stock Options shall expire upon termination of employment.

           The vesting of all or a part of a grant of Incentive Stock Options may be accelerated, in the sole discretion of the Board, in the event there is a Change in Control of the Company.

10.           PERFORMANCE UNIT GRANTS AND STOCK UNIT GRANTS.

           10.1           General Terms.  Each Stock Unit shall entitle the Participant receiving it to a cash payment equal to the Fair Market Value of a share of Common Stock or the issuance of one share of Common Stock.  Each Performance Unit shall have a value which is established by the Committee.  Each Stock Unit Grant and Performance Unit Grant shall be accompanied by such restrictions as may be determined in the discretion of the Committee.  Such restrictions may include, without limitation, requirements that the Participant remain in the continuous employment of the Company or its Subsidiaries or Affiliates for a specified period of time or that the Participant meets designated individual performance goals, or that the Company and/or one or more of its Subsidiaries or Affiliates meet designated performance goals.

           10.2           Payment of Stock Unit or Performance Unit Value.  Upon the expiration or satisfaction of any applicable restrictions or performance requirements with respect to Stock Units or Performance Units, the Participant receiving such Stock Unit Grants or Performance Unit Grants shall be entitled to receive a payout of the Stock Unit or Performance Unit value in cash or in Common Stock.  Unless the Committee determines otherwise, a Participant who has been awarded a Stock Unit or Performance Unit shall not have the right to any amounts as the result of the payment of dividends with respect to the underlying Common Stock.  Stock Units and Performance Units may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of prior to the expiration or satisfaction of any applicable restrictions or performance requirements.

           10.3.           Accelerated Vesting.

                      (a)           Termination of Service.  If a Participant terminates service prior to vesting in any Performance Unit Grant or Stock Unit Grant, all outstanding Stock Unit Grants and Performance Unit Grants shall be forfeited by the Participant provided, however, that vesting may be accelerated in the sole discretion of the Committee.  For purposes of this Section 10.3(a), with respect to Awards that are subject to (and not exempt from) Code Section 409A, a Participant will not be deemed to have terminated service unless he shall have separated from service within the meaning of Code Section 409A, applying the default rules thereof.

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                      (b)           Change in Control.  The vesting of all or a part of an outstanding Stock Unit Grant and Performance Unit Grant may be accelerated, in the sole discretion of the Board, in the event there is a Change in Control of the Company.

11.           STOCK APPRECIATION RIGHTS.

           11.1           Grant of Stock Appreciation Rights.

           (a)           Grants.  The Committee may, from time to time, grant Stock Appreciation Rights to Participants.  Each Stock Appreciation Right shall entitle the Participant receiving it to a cash payment, or shares of Common Stock with a Fair Market Value, equal to the excess (if any) of the Fair Market Value of a share of the Company’s Common Stock on the date the Stock Appreciation Right is exercised over the grant price for such Stock Appreciation Right.

           (b)           Terms of Stock Appreciation Rights.  Stock Appreciation Rights granted under this Plan are subject to the following terms and conditions:

                      (i)           Price.  The grant price for each Stock Appreciation Right shall be determined on the date the Stock Appreciation Right is granted.  Such grant price shall be the Fair Market Value of a share of the Company’s Common Stock on the date of Grant or such greater amount as determined by the Committee.

                      (ii)           Term.  The term during which each Stock Appreciation Right may be exercised shall be fifteen years from the Date of Grant, or such shorter period determined by the Committee.  The Committee shall determine the date on which each Stock Appreciation Right shall become vested and may provide that Stock Appreciation Rights shall become vested in installments.  The Committee may, in its sole discretion, accelerate the time at which any Stock Appreciation Rights may be vested in whole or in part.

                      (iii)           Termination of Service.

                      Upon the termination of a Participant’s service for any reason other than Termination for Misconduct, the Participant’s Stock Appreciation Rights shall be exercisable only as to those rights which were vested at the date of termination and only for a period of six months following termination (unless otherwise determined by the Committee in its sole discretion).

                      In the event of Termination for Misconduct, all rights under the Participant’s Stock Appreciation Rights shall expire upon termination of employment.

                      The vesting of all or a part of a Grant of Stock Appreciation Rights may be accelerated, in the sole discretion of the Board, in the event there is a Change in Control of the Company.

12.           RIGHTS OF A SHAREHOLDER; NO TRANSFERABILITY.

No Participant shall have any rights as a shareholder with respect to any shares covered by an Award until the date of issuance of such shares.  Nothing in this Plan or in any Award granted confers on any person any right to continue in the employ of the Company or its Affiliates or to continue as a Director of the Company or its Affiliates or to continue as a Consultant to the Company or its Affiliates or interferes in any way with the right of the Company or its Affiliates to terminate a Participant’s services as an officer, Employee, Consultant or Director at any time.

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           No Option or other Award granted under this Plan is transferable except by will or the laws of descent and distribution and is exercisable in his or her lifetime only by the Participant to whom it is granted.  No Option or other Award (or interest or right therein) may be subject to pledge, encumbrance, assignment, levy, attachment or garnishment.

13.           AGREEMENT WITH GRANTEES.

Each Award of Options or Stock Appreciation Rights will be evidenced by a written agreement, executed by the Participant and the Company or its Subsidiaries or Affiliates which describes the conditions for receiving the Options or Stock Appreciation Rights including the date of grant of the Option or Stock Appreciation Rights Award, the purchase price if any, applicable periods, and any other terms and conditions as may be required by applicable securities law.

           The proper officers of the Company shall advise each Participant who is awarded a Stock Grant, Performance Unit Grant or Stock Unit Grant, in writing, of the number of shares to which it pertains and the terms and conditions and any restrictions or performance requirements applicable to such Stock Grant, Performance Unit Grant or Stock Unit Grant; provided they are not inconsistent with the terms, conditions and provisions of the Plan.

14.           RESTRICTIONS ON SHARES.

The Committee may require, before any shares of Common Stock are issued pursuant to this Plan, that the Participant agrees to subject the shares to such holding periods and restrictions as are determined by the Committee.

15.           PERFORMANCE BASED COMPENSATION.

           (a)           In General.  All Stock Appreciation Rights, Non–statutory Stock Options and Incentive Stock Options issued to employees employed in the United States are intended to be performance based compensation, within the meaning of the Code Section 162(m)(4)(C) and such Options and Stock Appreciation Rights shall conform to the requirements of Code Section 162(m)(4)(C) and the regulations thereunder.  The Committee may, in its discretion, make Stock Grants, Performance Unit Grants and Stock Unit Grants performance based compensation within the meaning of IRC §162(m)(4)(C).

           With respect to Stock Grants, Performance Unit Grants and Stock Unit Grants awarded to Employees employed in the United States that are intended to qualify as “performance based” within the meaning of Code Section 162(m)(4)(C), the Committee shall (i) establish in writing the applicable objective performance goals and all related terms no later than 90 days after the commencement of the period of service to which the performance goals relate (or such earlier or later date as may be applicable deadline for compensation payable hereunder to qualify as “performance based” within the meaning of Code Section 162(m)(4)(C)), and (ii) designate the Awards that are to qualify as “performance based” with the meaning of Code Section 162(m)(4)(C).  After the period over which the performance goals are measured, the Committee shall certify that such performance goals are satisfied and may adjust the Award downward but not upward.

           (b)           Performance Goals.  The performance goals to be used for purposes of grants which are intended to qualify as performance based compensation within the meaning of Code Section 162(m)(4)(C) shall be based on any of the following measures:

(1)	Earnings per share;

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(2)	Net income (before or after taxes);

(3)	Net income from continuing operations;

(4)	Return measures (including, but not limited to, return on assets, equity, capital or investment);

(5)	Cash flow (including, but not limited to, operating cash flow and free cash flow);

(6)	Cash flow return on investment;

(7)	Earnings before or after taxes, interest, depreciation and/or amortization;

(8)	Internal rate of return or increase in net present value;

(9)	Dividend payments;

(10)	Gross revenues;

(11)	Gross margins;

(12)	Internal measures widely accepted in the industry.

16.           DESIGNATION OF BENEFICIARY.

A Participant may, with the consent of the Committee, designate a person or persons to receive, in the event of death, any Award to which the Participant would then be entitled.  Such designation will be made upon forms supplied by and delivered to the Company and may be revoked in writing.  If a Participant fails effectively to designate a beneficiary, then the Participant’s estate will be deemed to be the beneficiary.

17.           ADJUSTMENTS.

           In the event of any change in the outstanding shares of Common Stock of the Company by reason of any stock dividend or split, recapitalization, merger, consolidation, spin–off, reorganization, combination or exchange of shares, or other similar corporate change, or other increase or decrease in such shares without receipt or payment of consideration by the Company, the Committee will make such adjustments to previously granted Awards, to prevent dilution or enlargement of the rights of the Participant, including any or all of the following:

           (a)           adjustments in the aggregate number or kind of shares of Common Stock which may be awarded under the Plan, including the number or kind of shares subject to the per participant limit and the Incentive Stock Option limit specified in Section 5;

           (b)           adjustments in the aggregate number or kind of shares of Common Stock covered by Awards already made under the Plan;

           (c)           adjustments in the purchase price of outstanding Incentive and/or Non-statutory Stock Options and the grant price of outstanding Stock Appreciation Rights.

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           No such adjustments may, however, materially change the value of benefits available to a Participant under a previously granted Award.

           Unless the Committee determines otherwise, any such adjustment to an Award that is exempt from Code Section 409A shall be made in a manner that permits the Award to continue to be so exempt, and any adjustment to an Award that is subject to Code Section 409A shall be made in a manner that complies with the provisions thereof.

18.           WITHHOLDING/TAXES TREATMENT/GOVERNMENTAL AUTHORITY.

           There may be deducted from each distribution of cash and/or Common Stock under the Plan the amount of tax required by any governmental authority to be withheld or paid.  The Company may also require a Participant to take, or the Company may take, any other action as may be required by a governmental authority in connection with any payment or issuance or release of shares under the Plan and the Company may refrain from making any such payment or issuing or releasing any such shares until such action is taken.

Notwithstanding any provisions of this Plan, the Company does not guarantee to any Participant or any other person with an interest in an Award that any Award intended to be exempt from Code Section 409A shall be so exempt, nor that any Award intended to comply with Code Section 409A or Code Section 422 shall so comply, nor will the Company or any Affiliate indemnify, defend or hold harmless any individual with respect to the tax consequences of any such failure.

19.           REGISTRATION OF PLAN AS S–8.

           The Company has registered the Plan on a Form S–8 and intends to take such additional action as is necessary in connection with such registration.  The Company may in its sole discretion, however, elect to terminate such registration.

20.	TERMINATION AND AMENDMENT ON THE PLAN.

The Board of Directors may at any time, and from time to time, suspend, terminate, modify or amend the Plan in any respect.

           The Board may determine that shareholder approval of any amendment to this Plan may be advisable for any reason, including but not limited to, for the purpose of obtaining or retaining any statutory or regulatory benefits under tax, securities or other laws or satisfying applicable stock exchange listing requirements.

           Such suspension, termination, modification or amendment may not adversely affect the rights of a Participant under an outstanding Award without his or her consent, except the Board may, in connection with a Change in Control and without obtaining the consent of any Participant, either: (i) replace the Awards granted under this Plan with substantially similar awards under another plan of another party to the Change in Control; or (ii) make a cash payment to all Participants with respect to Options and Stock Appreciation Rights equal to the difference between the Fair Market Value of the Common Stock on the date of the Change in Control and the exercise price per share of an Option or the grant price of a Stock Appreciation Right, as the case may be, on the Date of Grant and equal to the value of the Stock Unit Grant or Performance Unit Grant.  Options granted under another plan shall not be substantially similar unless the shares acquired through the exercise of such options are readily tradable on an established securities market.

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           No Awards under the Plan shall be granted more than ten (10) years after the Amended and Restated Effective Date of the Plan.

           Notwithstanding anything in this Plan to the contrary, with regard to Options and Stock Appreciation Rights that are intended to be exempt from Code Section 409A, neither the Board nor any other person may decrease the exercise price of any Option or the grant price of any Stock Appreciation Right nor take any action that would result in a deemed decrease of the exercise price of an Option or grant price of a Stock Appreciation Right under Code Section 409A, after the date of grant, except in accordance with Section 17 and Section 1.409A-1(b)(5)(v)(D) of the Treasury Regulations, or in connection with a transaction which is considered the grant of a new Option or Stock Appreciation Right for purposes of Section 409A of the Code, provided that the new exercise price or grant price is not less than the Fair Market Value of a share of Common Stock on the new grant date.

21.           EFFECTIVE DATE OF PLAN.

           The Plan, as amended and restated herein, shall become effective as of the date that the amended and restated Plan is approved by shareholders at an annual or special meeting of shareholders of the Company (the “Amended and Restated Effective Date”).

22.           APPLICABLE LAW.

           The Plan will be administered in accordance with the laws of the State of Wisconsin, without reference to conflict of law principles thereof, to the extent not preempted by Federal law as now or hereafter in effect.

23.           COMPLIANCE WITH SECTION 16.

           With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b–3 or its successors under the Exchange Act.  To the extent any provision of the Plan or action by the Administrator fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

Amended and Restated Effective Date:  June 2, 2011 pending stockholder approval.

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2011 ANNUAL MEETING OF STOCKHOLDERS OF

MERGE HEALTHCARE INCORPORATED

June 2, 2011

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Annual Meeting and Proxy Statement, Annual Report on Form 10–K and proxy card are available at www.merge.com/annualmeeting/

Please date, sign and mail
your proxy card in the
envelope provided as soon
 as possible.

¯           Please detach along perforated line and mail in the envelope provided.                                                                                                                                ¯

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
1. Elect seven (7) individuals to serve as Directors until the next annual meeting of Stockholders or otherwise as provided in the Company’s Bylaws (check one box).				2. Approve the amendment to the Merge Healthcare Incorporated 2005 Equity Incentive Plan to increase the number of shares of Common Stock authorized for issuance thereunder by 3,000,000 shares.	FOR AGAINSTABSTAIN ☐ ☐ ☐
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	NOMINEES: ¡ Dennis Brown ¡ Justin C. Dearborn ¡ Michael W. Ferro, Jr. ¡ Gregg G. Hartemayer ¡ Richard A. Reck ¡ Neele E. Stearns, Jr. ¡ Jeffery A. Surges		3. Ratify the Company’s appointment of the firm BDO USA, LLP as the Company’s independent registered public accounting firm for the 2011 fiscal year.	FOR AGAINSTABSTAIN ☐ ☐ ☐
				4. To conduct an advisory vote on the compensation of our Named Executive Officers.	FOR AGAINSTABSTAIN ☐ ☐ ☐
				5. To conduct an advisory vote on the frequency of including future advisory votes on the compensation of our Named Executive Officers.	1 YEAR 2 YEARS3 YEARSABSTAIN ☐ ☐ ☐ ☐
To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●				In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting, or any adjournment or postponement thereof.

YOUR VOTE IS IMPORTANT. THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. PLEASE PROMPTLY MARK, SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.
The Board of Directors recommends a vote FOR all director nominees and FOR proposal numbers two through four, and FOR three years for proposal five.
To change the address on your account, please check the box at right and indicate your new address in the address space above.  Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Stockholder		Date:		Signature of Stockholder	Date:

Note:Please sign exactly as your name or names appear on this Proxy.  When shares are hold jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by an authorized person.

MERGE HEALTHCARE INCORPORATED
200 EAST RANDOLPH STREET
CHICAGO, ILLINOIS 60601

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Ann G. Mayberry–French and Steven M. Oreskovich, and each of them, as Proxies, with the power to appoint their substitutes, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock, par value $0.01 per share, of Merge Healthcare Incorporated (the “Company”) held of record by the undersigned on April 12, 2011, at the 2011 Annual Meeting of Stockholders to be held on June 2, 1011, or any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder.  If no direction is made, this proxy will be voted FOR all director nominees, FOR proposal numbers two through four, and FOR three years for proposal number five.

(Continued and to be signed on the reverse side)